  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 24, 1997

                              REGISTRATION NOS. 333-28917 AND 333-28917-01
-------------------------------------------------------------------------------
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                             AMENDMENT NO. 1

                                    TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------

     CENTRAL FIDELITY BANKS, INC.           CENTRAL FIDELITY CAPITAL TRUST I
     (EXACT NAME OF REGISTRANT AS             (EXACT NAME OF REGISTRANT AS
      SPECIFIED IN ITS CHARTER)                SPECIFIED IN ITS CHARTER)

               VIRGINIA                                 DELAWARE
   (STATE OR OTHER JURISDICTION OF          (STATE OR OTHER JURISDICTION OF
            INCORPORATION)                         INCORPORATION)

                 6712                                     6719
     (PRIMARY STANDARD INDUSTRIAL             (PRIMARY STANDARD INDUSTRIAL
     CLASSIFICATION CODE NUMBER)             CLASSIFICATION CODE NUMBER)

              54-1091649                               54-1848917
   (I.R.S. EMPLOYER IDENTIFICATION          (I.R.S. EMPLOYER IDENTIFICATION
               NUMBER)                                 NUMBER)

        1021 EAST CARY STREET               C/O CENTRAL FIDELITY BANKS, INC.
            P.O. BOX 27602                       1021 EAST CARY STREET
    RICHMOND, VIRGINIA 23261-7602                    P.O. BOX 27602
            (804) 782-4000                   RICHMOND, VIRGINIA 23261-7602
                                                     (804) 782-4000
  (ADDRESS, INCLUDING ZIP CODE, AND        (ADDRESS, INCLUDING ZIP CODE, AND
   TELEPHONE NUMBER, INCLUDING AREA         TELEPHONE NUMBER, INCLUDING AREA
   CODE, OF REGISTRANT'S PRINCIPAL          CODE, OF REGISTRANT'S PRINCIPAL
          EXECUTIVE OFFICES)                       EXECUTIVE OFFICES)

                                ---------------

                            WILLIAM N. STOYKO, ESQ.
                      CORPORATE EXECUTIVE VICE PRESIDENT
                         CENTRAL FIDELITY BANKS, INC.
                             1021 EAST CARY STREET
                                P.O. BOX 27602
                         RICHMOND, VIRGINIA 23261-7602
                                (804) 697-7145
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                ---------------

                                  COPIES TO:
      ROBERT H. CRAFT, JR., ESQ.          WILLIAM H. SCHWARZSCHILD, III, ESQ.
         SULLIVAN & CROMWELL             WILLIAMS, MULLEN, CHRISTIAN & DOBBINS
     1701 PENNSYLVANIA AVE., N.W.          1021 EAST CARY STREET, 16TH FLOOR
        WASHINGTON, D.C. 20006                  RICHMOND, VIRGINIA 23219
            (202) 956-7500                           (804) 783-6489

                                ---------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As promptly as practicable after the effective date of this Registration Statement.
  If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

                                ---------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
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

                             CROSS-REFERENCE SHEET
     PURSUANT TO ITEM 501(B) OF REGULATION S-K SHOWING THE LOCATION IN THE
         PROSPECTUS OF THE RESPONSES TO THE ITEMS OF PART I OF FORM S-4

 FORM S-4 ITEM                                  LOCATION IN PROSPECTUS
 -------------                                  ----------------------
  1. Forepart of Registration
      Statement and Outside Front
      Cover Page of Prospectus......   Outside Front Cover Page; Facing Page
  2. Inside Front and Outside Back
      Cover Pages of Prospectus.....   Available Information; Outside Back
                                       Cover Page
  3. Risk Factors, Ratio of Earnings
      to Fixed Charges, and Other
      Information...................   Risk Factors; Central Fidelity
  4. Terms of the Transaction.......   Outside Front Cover Page; Summary;
                                       Central Fidelity; Central Fidelity
                                       Capital Trust I; Use of Proceeds from
                                       Sale of Old Capital Securities;
                                       Capitalization; Accounting Treatment;
                                       The Exchange Offer; Description of New
                                       Capital Securities; Relationship Among
                                       the Capital Securities, the Junior
                                       Subordinated Debt Securities and the
                                       Guarantee; Description of Old
                                       Securities; Certain Federal Income Tax
                                       Consequences; Certain ERISA
                                       Considerations; Plan of Distribution
  5. Pro Forma Financial
      Information...................   Incorporation of Certain Documents by
                                       Reference; Capitalization
  6. Material Contracts With the
      Company Being Acquired........                       *
  7. Additional Information Required
      for Reoffering by Persons and
      Parties Deemed to be
      Underwriters..................                       *
  8. Interests of Named Experts and
      Counsel.......................   Validity of New Securities; Experts
  9. Disclosure of Commission
      Position on Indemnification
      For Securities Act
      Liabilities...................                       *
 10. Information With Respect to S-3
      Registrants...................   Available Information; Incorporation of
                                       Certain Documents by Reference; Summary;
                                       Central Fidelity
 11. Incorporation of Certain
      Information by Reference......   Incorporation of Certain Documents by
                                       Reference
 12. Information With Respect to S-2
      or S-3 Registrants............                       *
 13. Incorporation of Certain
      Information by Reference......                       *
 14. Information With Respect to
      Registrants Other Than S-3 or
      S-2 Registrants...............   Available Information; Central Fidelity
                                       Capital Trust I
15. Information With Respect to S-3
      Companies.....................                       *
 16. Information With Respect to S-2
      or S-3 Companies..............                       *
 17. Information With Respect to
      Companies Other Than S-2 or S-
      3 Companies...................                       *
 18. Information if Proxies,
      Consents or Authorizations Are
      to be Solicited...............                       *
 19. Information if Proxies,
      Consents or Authorizations Are
      Not to be Solicited, or in an
      Exchange Offer................   Incorporation of Certain Documents by
                                       Reference
--------
* Not Applicable.

PROSPECTUS

                                 $100,000,000

                       CENTRAL FIDELITY CAPITAL TRUST I

  OFFER TO EXCHANGE ITS FLOATING RATE CAPITAL TRUST PASS-THROUGH SECURITIES, SERIES A, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, FOR ANY AND ALL OF THE OUTSTANDING FLOATING RATE CAPITAL TRUST PASS-THROUGH SECURITIES
  OF CENTRAL FIDELITY CAPITAL TRUST I (LIQUIDATION AMOUNT $1,000 PER CAPITAL
    SECURITY) FULLY AND UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN, BY

                         CENTRAL FIDELITY BANKS, INC.

      THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,

        NEW YORK CITY TIME, ON SEPTEMBER 2, 1997, UNLESS EXTENDED.

  Central Fidelity Banks, Inc., a Virginia corporation ("Central Fidelity" or the "Corporation"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus (as the same may be amended or supplemented from time to time, the "Prospectus") and in the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange up to $100,000,000 aggregate Liquidation Amount (as defined herein) of the Floating Rate Capital Trust Pass- through Securities, Series A (Liquidation Amount $1,000 per Capital Trust Pass-through Security) (the "New Capital Securities") of Central Fidelity Capital Trust I, a statutory business trust created under the laws of the State of Delaware (the "Trust"), which have been registered under the Securities Act of 1933 (the "Securities Act"), pursuant to a Registration Statement (as defined herein) of which this Prospectus constitutes a part, for a like Liquidation Amount of the outstanding Floating Rate Capital Trust Pass-through Securities (Liquidation Amount $1,000 per Capital Security) (the "Old Capital Securities") of the Trust, of which $100,000,000 aggregate Liquidation Amount is outstanding. The New Capital Securities will have the benefit of the New Guarantee (as defined herein) of the Corporation, which will be identical in all material respects (except as described herein) to the Old Guarantee (as defined herein) relating to the Old Capital Securities (the "Old Guarantee"). The Trust will hold Floating Rate Junior Subordinated Debt Securities, Series A, of the Corporation (the "New Junior Subordinated Debt Securities") in an aggregate principal amount equal to the aggregate Liquidation Amount of the New Capital Securities issued pursuant to the Exchange Offer and the Common Securities currently outstanding, which will be identical in all material respects (except as described herein) to the Corporation's outstanding Floating Rate Junior Subordinated Debt Securities (the "Old Junior Subordinated Debt Securities"), of which $103,093,000 aggregate principal amount is outstanding. The New Guarantee relating to the New Capital Securities and $100,000,000 aggregate principal amount of the New Junior Subordinated Debt Securities also have been registered under the Securities Act. The Old Capital Securities, the Old Guarantee and the Old Junior Subordinated Debt Securities are collectively referred to herein as the "Old Securities" and the New Capital Securities, the New Guarantee and the New Junior Subordinated Debt Securities are collectively referred to herein as the "New Securities."

  The terms of the New Securities are identical in all material respects to the respective terms of the Old Securities, except that (i) the New Securities have been registered under the Securities Act and therefore will not be subject to certain of the restrictions on transfer applicable to the Old Securities, (ii) the New Capital Securities will not provide for any increase in the rate at which Distributions (as defined herein) accumulate thereon and
(iii) the New Junior Subordinated Debt Securities will not provide for any increase in the interest rate thereon. See "Description of New Capital Securities," "Description of New Junior Subordinated Debt Securities," "Description of New Guarantee" and "Description of Old Securities." The New Capital Securities are being offered for exchange in order to satisfy certain obligations of the Corporation and the Trust under the Registration Agreement, dated as of April 23, 1997 (the "Registration Agreement"), by and among the Corporation, the Trust and Salomon Brothers Inc and Keefe, Bruyette & Woods, Inc. (collectively, the "Initial Purchasers").
                                                       (continued on next page)

                                ---------------

    SEE "RISK FACTORS" BEGINNING ON PAGE 11 HEREOF FOR CERTAIN INFORMATION
             RELEVANT TO AN INVESTMENT IN THE CAPITAL SECURITIES.

THESE SECURITIES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

                                ---------------

 THESE  SECURITIES HAVE NOT  BEEN APPROVED OR  DISAPPROVED BY THE  SECURITIES
   AND EXCHANGE COMMISSION  OR ANY STATE SECURITIES COMMISSION  NOR HAS THE
     SECURITIES  AND   EXCHANGE  COMMISSION   OR  ANY   STATE   SECURITIES
      COMMISSION   PASSED  UPON  THE   ACCURACY  OR  ADEQUACY   OF  THIS
        PROSPECTUS. ANY REPRESENTATION  TO THE CONTRARY  IS A CRIMINAL
          OFFENSE.

                 The date of this Prospectus is July 28, 1997.

(cover page continued)

  The New Capital Securities offered hereby represent beneficial ownership interests in the Trust. Central Fidelity is the owner of all of the beneficial ownership interests represented by common securities of the Trust (the "Common Securities" and, collectively with the Capital Securities, the "Trust Securities"). The Bank of New York is the Property Trustee of the Trust. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debt Securities issued by the Corporation and
(iii) engaging in only those other activities necessary, advisable or incidental thereto, which includes engaging in this Exchange Offer. The Junior Subordinated Debt Securities will mature on April 15, 2027 (the "Stated Maturity"). The Capital Securities will have a preference under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise over the Common Securities. See "Description of New Capital Securities--Subordination of Common Securities."

  As used herein, (i) the "Indenture" means the Junior Subordinated Indenture, as amended and supplemented from time to time, between the Corporation and The Bank of New York, as trustee (the "Debenture Trustee"), (ii) the "Declaration" means the Amended and Restated Declaration of Trust, dated as of April 23, 1997, among the Corporation, as Depositor (the "Depositor"), The Bank of New York, as Property Trustee (the "Property Trustee"), The Bank of New York (Delaware), as Delaware Trustee (the "Delaware Trustee"), and the individuals named as Administrative Trustees therein (the "Administrative Trustees," and collectively with the Property Trustee and the Delaware Trustee, the "Issuer Trustees"), (iii) the "Old Guarantee Agreement" means the Guarantee Agreement, dated as of April 23, 1997, between the Corporation and The Bank of New York, as Trustee (the "Guarantee Trustee"), providing a guarantee, on the terms and conditions described herein, for the benefit of holders of Old Capital Securities and the Common Securities (the "Old Guarantee") and (iv) the "New Guarantee Agreement" means the New Guarantee Agreement between the Corporation and the Guarantee Trustee, providing a guarantee, on the terms and conditions described herein, for the benefit of holder of the Capital Securities and the Common Securities (the "New Guarantee"). In addition, as the context may require, unless expressly stated otherwise, (i) "Capital Securities" includes the Old Capital Securities and the New Capital Securities, (ii) "Junior Subordinated Debt Securities" includes the Old Junior Subordinated Debt Securities and the New Junior Subordinated Debt Securities and (iii) "Guarantee" includes the Old Guarantee and the New Guarantee. All share and per share data have been adjusted to reflect the 3-for-2 stock split in the form of a dividend paid on June 14, 1996.

  Holders of the Trust Securities are entitled to receive cumulative cash distributions, in each case arising from the payment of interest on the Junior Subordinated Debt Securities accruing from the date of original issuance of the Old Capital Securities and payable quarterly in arrears on the 15th day of January, April, July and October of each year, commencing July 15, 1997 at a variable annual rate equal to LIBOR (as defined herein) plus 1.00% of the Liquidation Amount of $1,000 per Trust Security ("Distributions"). Subject to certain exceptions, the Corporation has the right to defer payments of interest on the Junior Subordinated Debt Securities at any time or from time to time for a period not exceeding 20 consecutive quarterly periods with respect to each deferral period (each, an "Extension Period"); provided, however, that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debt Securities. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid (together with interest thereon accumulated at a variable annual rate equal to LIBOR plus 1.00%, compounded quarterly, to the extent permitted by applicable law), the Corporation may elect to begin a new Extension Period, subject to the requirements set forth herein. If interest payments on the Junior Subordinated Debt Securities are so deferred, during any Extension Period, Distributions on the Trust Securities will also be deferred and the Corporation will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to, or make purchases of, the Corporation's capital stock (which includes common and preferred stock) or to make any payment with respect to debt securities of the Corporation that rank pari passu in all respects with or junior to the Junior Subordinated Debt Securities. During an Extension Period, interest on the Junior Subordinated Debt Securities will continue to accrue (and the amount of Distributions to which holders of the Capital Securities are entitled will accumulate) at a variable annual rate equal to LIBOR plus 1.00% per annum, compounded quarterly, and holders of Capital

Securities will be required to accrue interest income for United States Federal income tax purposes. See "Description of New Junior Subordinated Debt Securities--Option to Extend Interest Payment Date" and "Certain United States Federal Income Tax Consequences--Interest Income and Original Issue Discount."

  Taken together, the Corporation's obligations under the Guarantee, the Declaration, the Junior Subordinated Debt Securities and the Indenture, including the Corporation's obligation to pay the costs, expenses and liabilities of the Trust (other than the Trust's obligations to holders of the Trust Securities under such Trust Securities), provide, in the aggregate, a full irrevocable and unconditional guarantee, as described herein, of all of the payments of Distributions and other amounts due on the Capital Securities. See "Relationship Among the Capital Securities, the Junior Subordinated Debt Securities and the Guarantee--Full and Unconditional Guarantee." The Corporation has agreed to guarantee the payment of Distributions and payments on liquidation or redemption of the Trust Securities, but only in each case to the extent of funds held by the Trust, as described herein. See "Description of New Guarantee." If the Corporation does not make interest payments on the Junior Subordinated Debt Securities held by the Trust, the Trust will have insufficient funds to pay Distributions on the Capital Securities. The Guarantee does not cover the payment of Distributions when the Trust does not have sufficient funds to pay such Distributions. In such event, a holder of Capital Securities may institute a legal proceeding directly against the Corporation for enforcement of payment to such holder of the principal of or interest on Junior Subordinated Debt Securities having a principal amount equal to the aggregate Liquidation Amount of the Capital Securities held by such holder (a "Direct Action"). See "Description of New Junior Subordinated Debt Securities--Enforcement of Certain Rights by Holders of Capital Securities." The obligations of the Corporation under the Guarantee and the Junior Subordinated Debt Securities are subordinate and junior in right of payment to all Senior Debt (as defined in "Description of New Junior Subordinated Debt Securities--Subordination") of the Corporation. In addition, because the Corporation is a holding company, the Junior Subordinated Debt Securities and the Guarantee are effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, including deposits. See "Risk Factors--Ranking of Obligations Under the Guarantee and the Junior Subordinated Debt Securities" and "--Status of the Corporation as a Bank Holding Company."

  The Junior Subordinated Debt Securities are redeemable by the Corporation at par, plus accrued and unpaid interest to the date of redemption, in whole or in part, at any time and from time to time, on or after April 15, 2007. In addition, in certain circumstances described herein, upon the occurrence and continuation of a Tax Event or a Capital Treatment Event (each as defined herein), the Junior Subordinated Debt Securities also are redeemable by the Corporation at any time, within 90 days following the occurrence of such Tax Event or Capital Treatment Event, as the case may be, in whole but not in part, at par, plus accrued and unpaid interest thereon to the date of the redemption. Any redemption prior to maturity is subject to the Corporation having received prior approval from the Board of Governors of the Federal Reserve System (the "Federal Reserve"), if then required under applicable capital guidelines or policies of the Federal Reserve. Upon repayment in full at maturity or the redemption in whole or in part of the Junior Subordinated Debt Securities (other than following the distribution of the Junior Subordinated Debt Securities to the holders of the Trust Securities), the proceeds from such repayment or payment shall concurrently be applied to redeem on a pro rata basis Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Junior Subordinated Debt Securities so redeemed or matured at a redemption price equal to $1,000 per Trust Security, plus accrued and unpaid Distributions on such Trust Securities to the date fixed for redemption (the "Redemption Price"). See "Description of New Capital Securities--Mandatory Redemption." The Capital Securities will be redeemed upon maturity of the Junior Subordinated Debt Securities, whereupon the Trust will be dissolved. See "Description of New Junior Subordinated Debt Securities."

  The Corporation, as the holder of the outstanding Common Securities, has the right at any time (including, without limitation, upon the occurrence of a Tax Event or a Capital Treatment Event (as defined herein)) to terminate the Trust and cause a Like Amount (as defined herein) of the Junior Subordinated Debt Securities to be distributed to the holders of the Trust Securities upon liquidation of the Trust, subject to prior approval of the Federal Reserve to do so if then required under applicable capital guidelines or policies of the Federal Reserve. In the event of such termination of the Trust, after satisfaction of liabilities to creditors of the Trust as required by applicable law, the holders of the Capital Securities generally will be entitled to receive a Liquidation Amount of $1,000 per Capital Security plus accumulated and unpaid Distributions thereon to the date of payment, which may be in the form of a distribution of a Like Amount of Junior Subordinated Debt Securities in certain circumstances. See "Description of New Capital Securities--Liquidation of the Trust and Distribution of Junior Subordinated Debt Securities."

  Except as provided below, the Capital Securities will be represented by global Capital Securities in fully registered form, deposited with a custodian for and registered in the name of a nominee of The Depository Trust Company ("DTC"). Beneficial interests in such Capital Securities will be shown on, and transfers thereof will be effected through, records maintained by DTC and its participants. Beneficial interests in such Capital Securities will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds. The Capital Securities will be issued, and may be transferred, only in a block having a Liquidation Amount of $100,000 (100 Capital Securities) and integral multiples of $1,000 in excess thereof.

  The Corporation and the Trust are making the Exchange Offer of the New Capital Securities in reliance on the position of the staff of the Division of Corporation Finance of the Securities and Exchange Commission (the "Commission") as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Corporation nor the Trust has sought its own interpretive letter, and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance, and subject to the two immediately following sentences, the Corporation and the Trust believe that New Capital Securities issued pursuant to this Exchange Offer in exchange for Old Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities
Act) of such New Capital Securities. However, any holder of Old Capital Securities who is an "affiliate" of the Corporation or the Trust within the meaning of Rule 405 under the Securities Act (an "Affiliate") or who intends to participate in the Exchange Offer for the purpose of distributing New Capital Securities, or any broker-dealer who purchased Old Capital Securities from the Trust to resell pursuant to Rule 144A under the Securities Act ("Rule 144A") or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (ii) will not be entitled to tender such Old Capital Securities in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale or other transfer is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Capital Securities for New Capital Securities (such broker-dealer referred to herein as a "Participating Broker-Dealer"), then such Participating Broker-Dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Capital Securities.

  Each holder of Old Capital Securities who wishes to exchange Old Capital Securities for New Capital Securities in the Exchange Offer will be required to represent that (i) it is not an Affiliate, (ii) any New Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Capital Securities and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Capital Securities. The Letter of Transmittal contains the foregoing representations. In addition, the Corporation and the Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Corporation and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) on behalf of whom such holder holds the Capital Securities to be exchanged in the Exchange Offer. Each Participating Broker-Dealer must acknowledge that it acquired the Old Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Capital Securities. See "Plan of Distribution." The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Corporation and the Trust believe that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the New Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Agreement, the Corporation and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending on the close of business on the first anniversary following the Expiration Date (as defined herein) or, if earlier, when all such New Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." Any person, including any Participating Broker-Dealer, who is an Affiliate may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer--Resales of New Capital Securities."

  Each Participating Broker-Dealer who surrenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal or delivery of an Agent's Message (as defined herein) that, upon receipt of notice from the Corporation or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in the light of the circumstances under which they were made, not misleading, or of the occurrence of certain other events specified in the Registration Agreement, such Participating Broker-Dealer will suspend the sale of New Capital Securities pursuant to this Prospectus until the Corporation or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer, or the Corporation or the Trust has given notice that the sale of the New Capital Securities may be resumed, as the case may be.

  Prior to the Exchange Offer, there has been only a limited secondary market and no public market for the Old Capital Securities. The New Capital Securities will be a new issue of securities for which there currently is no established market. The Initial Purchasers informed the Corporation and the Trust in connection with the offering of the Old Capital Securities that they each intended to make a market in the Old Capital Securities and, if issued, the New Capital Securities. However, the Initial Purchasers are not obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the New Capital Securities.

  Any Old Capital Securities not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the same rights and will be subject to the same limitations applicable thereto under the Declaration (except for those rights which terminate upon consummation of the Exchange Offer). Following consummation of the Exchange Offer, the holders of Old Capital Securities will continue to be subject to all of the existing restrictions upon transfer thereof and neither the Corporation nor the Trust will have any further obligation to such holders (other than under certain limited circumstances) to provide for registration under the Securities Act of the Old Capital Securities held by them. To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Capital Securities could be adversely affected. See "Risk Factors--Consequences of a Failure to Exchange Old Capital Securities."

  THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF OLD CAPITAL SECURITIES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER.

  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A
PROXY.

  Old Capital Securities may be tendered for exchange on or prior to 5:00 p.m., New York City time, on September 2, 1997 (such time on such date being hereinafter called the "Expiration Date"), unless the Exchange Offer is extended by the Corporation and the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). Tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old Capital Securities being tendered for exchange. However, the Exchange Offer is subject to certain events and conditions which may be waived by the Corporation or the Trust and to the terms and provisions of the Registration Agreement. Holders may tender their Old Capital Securities in whole or in part in a Liquidation Amount of not less than $100,000 (100 Old Capital Securities) and any integral multiple of $1,000 Liquidation Amount (1 Old Capital Security) in excess thereof. The Corporation has agreed to pay all expenses of the Exchange Offer, except as otherwise specified herein. See "The Exchange Offer--Fees and Expenses." Each New Capital Security will pay cumulative Distributions from the most recent Distribution Date (as defined herein) on the Old Capital Securities surrendered in exchange for such New Capital Securities or, if no Distributions have been paid on such Old Capital Securities, from April 23, 1997. Holders of the Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive accumulated Distributions on such Old Capital Securities for any period from and after the last Distribution Date with respect to such Old Capital Securities prior to the original issue date of the New Capital Securities or, if no such Distributions have been paid, will not receive any accumulated Distributions on such Old Capital Securities, and will be deemed to have waived the right to receive any Distributions on such Old Capital Securities accumulated from and after such Distribution Date or, if no such Distributions have been paid or duly provided for, from and after April 23, 1997. This Prospectus, together with the Letter of Transmittal, is being sent to all registered holders of Old Capital Securities as of July 21, 1997.

  Neither the Corporation nor the Trust will receive any proceeds from the issuance of the New Capital Securities offered hereby. No dealer-manager is being used in connection with this Exchange Offer. See "Use of Proceeds From Sale of Old Capital Securities" and "Plan of Distribution."

                               ----------------

  THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM SUSAN LAWRENCE MISTR, PUBLIC RELATIONS MANAGER, CENTRAL FIDELITY BANKS, INC., 1021 EAST CARY STREET, P.O. BOX 27602, RICHMOND, VIRGINIA 23261-7602, TELEPHONE NUMBER (804) 697-7261. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY AUGUST 26, 1997.

                               ----------------

  THE JUNIOR SUBORDINATED DEBT SECURITIES ARE DIRECT AND UNSECURED OBLIGATIONS OF THE CORPORATION, DO NOT EVIDENCE DEPOSITS AND ARE NOT INSURED BY

THE FEDERAL DEPOSIT INSURANCE CORPORATION (THE "FDIC") OR ANY OTHER INSURER OR GOVERNMENTAL AGENCY. THE JUNIOR SUBORDINATED DEBT SECURITIES ARE SUBORDINATE TO THE CLAIMS OF DEPOSITORS AND GENERAL CREDITORS OF THE CORPORATION.

                               ----------------

  NO EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (EACH, A "PLAN"), NO ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY PLAN'S INVESTMENT IN THE ENTITY (A "PLAN ASSET ENTITY"), AND NO PERSON INVESTING "PLAN ASSETS" OF ANY PLAN, MAY ACQUIRE OR HOLD THE CAPITAL SECURITIES OR ANY INTEREST THEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 96-23, 95-60, 91-38, 90-1 OR 84-14 WITH RESPECT TO SUCH PURCHASE OR HOLDING. ANY PURCHASER OR HOLDER OF THE CAPITAL SECURITIES OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT IT EITHER (A) IS NOT A PLAN OR A PLAN ASSET ENTITY AND IS NOT PURCHASING SUCH SECURITIES ON BEHALF OF OR WITH "PLAN ASSETS" OF ANY PLAN OR (B) IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER PTCE 96-23, 95-60, 91-38, 90-1 OR 84-14 WITH RESPECT TO SUCH PURCHASE OR HOLDING.

                               ----------------

  THE NEW CAPITAL SECURITIES WILL BE ISSUED, AND MAY BE TRANSFERRED, ONLY IN BLOCKS HAVING A LIQUIDATION AMOUNT OF $100,000 AND INTEGRAL MULTIPLES OF $1,000 IN EXCESS THEREOF. ANY TRANSFER, SALE OR OTHER DISPOSITION OF NEW CAPITAL SECURITIES IN A BLOCK HAVING A LIQUIDATION AMOUNT OF LESS THAN $100,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH NEW CAPITAL SECURITIES FOR ANY PURPOSE, INCLUDING BUT NOT LIMITED TO THE RECEIPT OF DISTRIBUTIONS ON SUCH NEW CAPITAL SECURITIES, AND SUCH TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH NEW CAPITAL SECURITIES.

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
Available Information....................................................   1
Incorporation of Certain Documents by Reference..........................   2
Summary..................................................................   3
Risk Factors.............................................................  11
Use of Proceeds from Sale of Old Capital Securities......................  17
Central Fidelity Capital Trust I.........................................  17
Central Fidelity.........................................................  18
Recent Developments......................................................  20
Ratio of Earnings to Fixed Charges for the Corporation...................  21
Selected Historical Financial Information................................  22
Capitalization...........................................................  23
Accounting Treatment.....................................................  24
Regulatory Treatment.....................................................  24
The Exchange Offer.......................................................  24
Description of New Capital Securities....................................  34
Description of New Junior Subordinated Debt Securities...................  47
Description of New Guarantee.............................................  56
Description of Old Securities............................................  58
Relationship Among the Capital Securities, the Junior Subordinated Debt
 Securities and the Guarantee............................................  59
Certain United States Federal Income Tax Consequences....................  60
Certain ERISA Considerations.............................................  64
Plan of Distribution.....................................................  65
Validity of New Securities...............................................  66
Accountants..............................................................  66

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER MADE HEREBY EXCEPT AS CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, NO SUCH INFORMATION OR REPRESENTATIONS SHOULD BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION, THE TRUST OR ANY OF THEIR RESPECTIVE AGENTS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF THE CORPORATION OR THE TRUST SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE CAPITAL SECURITIES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                             AVAILABLE INFORMATION

  The Corporation is subject to the informational requirements of the Exchange Act, and in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such information may also be accessed electronically by means of the Commission's home page on the Internet (http://www.sec.gov.).

  The Corporation and the Trust have filed with the Commission a Registration Statement on Form S-4 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Corporation and the securities offered hereby, reference is made to the Registration Statement and the exhibits and the financial statements, notes and schedules filed as part thereof or incorporated by reference therein, which may be inspected at the public reference facilities of the Commission, at the addresses set forth above. Statements made in this Prospectus concerning the contents of any documents referred to herein are not necessarily complete, and in each instance are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement.

  No separate financial statements of the Trust have been included herein. The Corporation and the Trust do not consider that such financial statements would be material to holders of the Capital Securities because the Trust is a newly formed special purpose entity, has no operating history or independent operations and exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debt Securities issued by the Corporation and (iii) engaging in only those other activities necessary, advisable or incidental thereto, which includes engaging in this Exchange Offer. See "Central Fidelity Capital Trust I," "Description of New Capital Securities," "Description of New Junior Subordinated Debt Securities," "Description of New Guarantee" and "Description of Old Securities." In addition, the Corporation does not expect that the Trust will file reports under the Exchange Act with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed by the Corporation with the Commission pursuant to Section 13(a) or Section 15(d) of the Exchange Act are incorporated into this Prospectus by reference:

    1. The Corporation's Annual Report on Form 10-K for the year ended December 31, 1996.

    2. The Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.

    3. The Corporation's Current Report on Form 8-K dated as of March 6,
  1997.

    4. The Corporation's Current Report on Form 8-K dated as of April 23,
  1997.

    5. The Corporation's Current Report on Form 8-K dated as of June 23,
  1997.

  Each document or report filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of any offering of securities made by this Prospectus shall be deemed to be incorporated by reference into this Prospectus and to be a part of this Prospectus from the date of filing of such document. Any statement contained herein or, in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  As used herein, the terms "Prospectus" and "herein" mean this Prospectus, including the documents incorporated or deemed to be incorporated herein by reference, as the same may be amended, supplemented or otherwise modified from time to time. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document. The Corporation will provide without charge to any person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference herein (other than exhibits not specifically incorporated by reference into the texts of such documents). Requests for such documents should be directed to:

                         Central Fidelity Banks, Inc.
                             1021 East Cary Street
                                P.O. Box 27602
                         Richmond, Virginia 23261-7602
                           Telephone: (804) 697-7261
                             Susan Lawrence Mistr
                           Public Relations Manager

                                    SUMMARY

  The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus and in the documents incorporated by reference in this Prospectus.

                        CENTRAL FIDELITY CAPITAL TRUST I

  The Trust is a statutory business trust formed under Delaware law pursuant to
(i) the Declaration and (ii) the filing of a certificate of trust with the Delaware Secretary of State on April 2, 1997. The Trust's business and affairs are conducted by the Issuer Trustees: The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee, and three individual Administrative Trustees who are employees or officers of or affiliated with the Corporation. The Trust exists for the exclusive purposes of
(i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debt Securities issued by the Corporation and (iii) engaging in only those other activities necessary, advisable or incidental thereto, which includes engaging in this Exchange Offer. The Junior Subordinated Debt Securities will be the sole assets of the Trust, and payments under the Junior Subordinated Debt Securities will be the sole revenues of the Trust. All of the Common Securities are owned by the Corporation. The Trust's executive offices are located at 1021 East Cary Street, Richmond, Virginia 23219. Its mailing address is c/o Central Fidelity Banks, Inc., Post Office Box 27602, Richmond, Virginia 23261-7602, and its telephone number is (804) 782-4000.

                          CENTRAL FIDELITY BANKS, INC.

  Central Fidelity, the third largest banking company headquartered in Virginia, serves Virginia markets primarily through its wholly-owned banking subsidiary, Central Fidelity National Bank, a national banking association (the "Bank"). At June 30, 1997, the Bank operated 243 branch offices, including 28 full-service supermarket locations, and 237 automated teller machines throughout the Commonwealth of Virginia. Central Fidelity was formed in the late 1970's through the consolidation of two bank holding companies, Central National Corporation and Fidelity American Bankshares, Inc., the earliest predecessors of which were organized in 1911 and 1865, respectively. At June 30, 1997, Central Fidelity had total assets of approximately $10.7 billion, deposits of approximately $8.1 billion and shareholders' equity of approximately $803.6 million.

  Central Fidelity, through the Bank and its other subsidiaries, provides a wide variety of financial services to a broad customer base of individuals, corporations, institutions and governments primarily located in Virginia. The Bank is an issuer of MasterCard(R) and VISA(R) credit cards. Through the use of reciprocally shared automated teller machines, Central Fidelity can deliver services through its membership in the Internet/HONOR regional and PLUS(R) national networks of automated teller machines. Central Fidelity also engages in limited international banking activities, primarily in connection with foreign trade financing for Virginia-based companies. In addition to traditional retail and commercial banking activities, Central Fidelity generates noninterest income by sales of trust and fiduciary services, annuities and other investment services.

  Central Fidelity is a legal entity separate and distinct from the Bank and its nonbanking subsidiaries. Accordingly, the right of Central Fidelity, and thus the right of Central Fidelity's creditors, to participate in any distribution of the assets or earnings of the Bank or any other subsidiary is necessarily subject to the prior claims of creditors of the Bank or such subsidiary, except to the extent that claims of Central Fidelity in its capacity as a creditor may be recognized. The principal sources of Central Fidelity's revenues are dividends and fees from the Bank.

  Central Fidelity, a Virginia corporation, is a bank holding company registered with the Board of Governors of the Federal Reserve under the Bank Holding Company Act of 1956, as amended (the "BHCA"). Central Fidelity's executive offices are located at 1021 East Cary Street, Richmond, Virginia 23219. Its mailing address is Post Office Box 27602, Richmond, Virginia 23261-7602, and its telephone number is (804) 782-4000.

  On June 23, 1997, Central Fidelity entered into a definitive Agreement and Plan of Merger with Wachovia Corporation, a North Carolina corporation ("Wachovia"), providing for the merger of Central Fidelity with and into Wachovia. See "Recent Developments."

                               THE EXCHANGE OFFER

The Exchange Offer..........  Up to $100,000,000 aggregate Liquidation Amount of New Capital Securities are being offered in exchange for a like aggregate Liquidation Amount of Old Capital Securities. Holders may tender their Old Capital Securities in whole or in part in a Liquidation Amount of $100,000 (100 Capital Securities), or any integral multiple of $1,000 in excess thereof. The Corporation and the Trust are making the Exchange Offer in order to satisfy their obligations under the Registration Agreement relating to the Old Capital Securities. For a description of the procedures for tendering Old Capital Securities, see "The Exchange Offer-- Procedures For Tendering Old Capital Securities."

Expiration Date.............  5:00 p.m., New York City time, on September 2,
                              1997 (such time on such date being hereinafter called the "Expiration Date") unless the Exchange Offer is extended by the Corporation and the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). See "The Exchange Offer--Expiration Date; Extensions; Amendments."

Conditions to the Exchange
 Offer......................  The Exchange Offer is subject to certain conditions, which may be waived by the
                              Corporation and the Trust in their sole
                              discretion. The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old Capital Securities being tendered. See "The Exchange Offer--Conditions to the Exchange Offer." The Corporation and the Trust reserve the right in their sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Old Capital Securities for exchange, (ii) to terminate the Exchange Offer if certain specified conditions have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Old Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Old Capital Securities to withdraw their tendered Old Capital Securities and (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. See "The Exchange Offer--Expiration Date; Extensions; Amendments."

Withdrawal Rights...........  Tenders of Old Capital Securities may be
                              withdrawn at any time on or prior to the Expiration Date by delivering a written notice of such withdrawal to the Exchange Agent (as defined below) in conformity with certain procedures set forth below under "The Exchange Offer--Withdrawal Rights."

Procedures for Tendering
 Old Capital Securities.....  To participate in the Exchange Offer, holders of
                              Old Capital Securities must tender by (a) book-entry transfer pursuant to the procedures set forth under "The Exchange Offer--Procedures for Tendering Old Capital Securities" or (b) forwarding certificates representing such Old Capital Securities with the Letter of Transmittal. Holders who are participants in DTC tendering by book-entry transfer must execute such tender through the DTC's ATOP (as defined herein) procedures. A holder using ATOP should transmit its acceptance to DTC on or prior to the Expiration Date. DTC will verify such acceptance, execute a book-entry transfer of the tendered Old Capital Securities into the Exchange Agent's account at DTC and then send to the Exchange Agent confirmation of such book-entry transfer, including an Agent's Message confirming that DTC has received an express acknowledgment from such holder that such holder has received and agrees to be bound by the Letter of Transmittal and that the Trust and the Corporation may enforce the Letter of Transmittal against such holder. The book-entry confirmation must be received by the Exchange Agent in order for the tender relating thereto to be effective.

                              If the tender is not made through ATOP,
                              certificates for such Old Capital Securities, as well as the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, and any other documents required by the Letter of Transmittal, must be received by the Exchange Agent at its address set forth in the Letter of Transmittal on or prior to the Expiration Date in order for such tender to be effective. See "The Exchange Offer--Procedures for Tendering Old Capital Securities."

                              Letters of Transmittal and certificates
                              representing Old Capital Securities should not be sent to the Corporation or the Trust. Such documents should only be sent to the Exchange Agent. Questions regarding how to tender and requests for information should be directed to the Exchange Agent. See "The Exchange Offer-- Exchange Agent."

Resales of New Capital
 Securities.................  The Corporation and the Trust are making the
                              Exchange Offer of the New Capital Securities in reliance on the position of the staff of the Division of Corporation Finance of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Corporation nor the Trust has sought its own interpretive letter, and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance, and subject to the two immediately following sentences, the Corporation and the Trust believe that New Capital Securities issued pursuant to this Exchange Offer in exchange for Old Capital

                              Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Capital Securities. However, any holder of Old Capital Securities who is an Affiliate or who intends to participate in the Exchange Offer for the purpose of distributing New Capital Securities, or any broker-dealer who purchased the Old Capital Securities from the Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Capital Securities in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale or other transfer is made pursuant to an exemption from such requirements. In addition, as described below, if any Participating Broker-Dealer holds Old Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Capital Securities for New Capital Securities, then such Participating Broker-Dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Capital Securities.

                              Each holder of Old Capital Securities who wishes to exchange Old Capital Securities for New Capital Securities in the Exchange Offer will be required to represent that (i) it is not an Affiliate, (ii) any New Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Capital Securities and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Capital Securities. The Letter of Transmittal contains the foregoing representations. Each Participating Broker-Dealer must acknowledge that it acquired the Old Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Capital Securities. See "Plan of Distribution." The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Corporation and the Trust believe that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the New Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Agreement, the Corporation and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending on the close of business on the first anniversary following the Expiration Date or, if earlier, when all such New Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." Any person, including any Participating Broker-Dealer, who is an Affiliate may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer--Resales of New Capital Securities."

Exchange Agent..............  The Exchange Agent with respect to the Exchange
                              Offer is The Bank of New York (the "Exchange
                              Agent"). The addresses, and telephone and facsimile numbers of the Exchange Agent are set forth in "The Exchange Offer--Exchange Agent" and in the Letter of Transmittal.

Federal Income Tax
 Consequences...............  The exchange of an Old Capital Security for a New
                              Capital Security should not constitute a taxable exchange.

                           THE NEW CAPITAL SECURITIES

Securities Offered..........  $100,000,000 aggregate Liquidation Amount of
                              Floating Rate Capital Trust Pass-through
                              Securities, Series A (Liquidation Amount $1,000 per Capital Security).

Distributions...............  Holders of the Capital Securities are entitled to receive cumulative cash distributions at a variable annual rate equal to LIBOR plus 1.00% on the stated Liquidation Amount of $1,000 per Capital

                              Security, accruing from the original date of issuance of the Old Capital Securities, and (subject to the extension of distribution payment periods described below) are payable quarterly, in arrears, on the 15th day of January, April, July and October of each year, commencing July 15, 1997. See "Description of New Capital Securities--Distributions."

                              Each New Capital Security will pay cumulative Distributions from the most recent Distribution Date on the Old Capital Securities, or if no Distributions have been paid on such Old Capital Securities, from April 23, 1997. Holders of Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive accumulated Distributions on such Old Capital Securities for any period from and after the last Distribution Date with respect to such Old Capital Securities prior to the original issue date of the New Capital Securities or, if no such Distributions have been paid, will not receive any accumulated Distributions on such Old Capital Securities, and will be deemed to have waived the right to receive any Distributions on such Old Capital Securities accumulated from and after such Distribution Date or, if no such Distributions have been paid, from and after April 23, 1997.

Extension Periods...........  Distributions on Capital Securities will be deferred for the duration of any Extension Period elected by the Corporation with respect to the payment of interest on the Junior Subordinated Debt Securities. No Extension Period will exceed 20 consecutive quarterly periods or extend beyond the Stated Maturity of the Junior Subordinated Debt Securities. See "Description of New Junior Subordinated Debt Securities--Option to Extend Interest Payment Date" and "Certain United States Federal Income Tax Consequences--Interest Income and Original Issue Discount."

Ranking.....................  The New Capital Securities will rank pari passu, and payments thereon will be made pro rata, with the Common Securities except as described under "Description of New Capital Securities-- Subordination of Common Securities." The New Junior Subordinated Debt Securities will rank pari passu with all other junior subordinated debt securities to be issued by the Corporation pursuant to the Indenture with substantially similar subordination terms ("Other Debentures"), and which may be issued and sold (if at all) to other trusts to be established by the Corporation (if any), in each case similar to the Trust ("Other Trusts"), and will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Indenture to all Senior Debt of the Corporation. See "Description of New Junior Subordinated Debt Securities." The New Guarantee will rank pari passu with all other guarantees (if any) which may be issued by the Corporation with respect to capital securities (if any) which may be issued by Other Trusts ("Other Guarantees") and will constitute an unsecured obligation of the Corporation and will rank subordinate and junior xin right of payment to the extent and in the manner set forth in the New Guarantee to all Senior Debt of the Corporation. See "Description of New Guarantee." In addition, because the Corporation is a holding company, the New Junior Subordinated Debt Securities and the New Guarantee are effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, including deposits. See "Risk Factors--Status of the Corporation as a Bank Holding Company."

Optional Redemption.........  The Corporation has the right to redeem the
                              Junior Subordinated Debt Securities, in whole or in part, at any time or from time to time on or after April 15, 2007, at par, plus accrued and unpaid interest to the date of redemption, subject to the Corporation having received prior approval from the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve. See "Description of New Junior Subordinated Debt Securities-- Optional Redemption." Upon the redemption in whole or in part of the Junior Subordinated Debt Securities, the proceeds of such redemption shall concurrently be applied to redeem on a pro rata basis at the Redemption Price Trust Securities having an aggregate Liquidation Amount equal to the aggregate principal amount of the Junior Subordinated Debt Securities so redeemed, upon the terms and conditions described herein. See "Description of New Capital Securities--Mandatory Redemption."

Tax Event or Capital
 Treatment Event
 Redemption.................  If at any time a Tax Event or a Capital Treatment
                              Event should occur and be continuing, the Corporation may, within 90 days following the occurrence of such Tax Event or Capital Treatment Event, redeem the Junior Subordinated Debt Securities in whole but not in part in certain circumstances described herein at a redemption price equal to par plus accrued and unpaid interest thereon to the redemption date, subject to the Corporation having received prior approval from the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve. See "Description of New Junior Subordinated Debt Securities--Optional
                              Redemption." Upon the redemption in whole or in part of the Junior Subordinated Debt Securities, the proceeds of such redemption shall concurrently be applied to redeem at the Redemption Price Trust Securities having an aggregate Liquidation Amount equal to the aggregate principal amount of the Junior Subordinated Debt Securities so redeemed, upon the terms and conditions described herein. See "Description of New Capital Securities--Mandatory Redemption."

Ratings.....................  The New Capital Securities are expected to be rated "baa2" by Moody's Investors Service, Inc. and "BBB-" by Standard & Poor's Ratings Services. On June 25, 1997, Standard & Poor's Ratings Services placed its rating of the Corporation on CreditWatch with positive implications. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

ERISA Considerations........  Prospective purchasers must carefully consider the restrictions on purchase set forth under "Certain ERISA Considerations."

Absence of Market for the
 Capital Securities.........  The New Capital Securities will be a new issue of securities for which there is currently no established market. The Initial Purchasers informed the Trust and the Corporation in connection with the offering of the Old Capital Securities that they each intended to make a market in the Old Capital Securities and, if issued, the New Capital Securities. However, the Initial Purchasers are not obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the Old Capital Securities or the New Capital Securities.

Use of Proceeds.............  Neither the Corporation nor the Trust will receive any cash proceeds from the issuance of the New Capital Securities offered hereby. See "Use of Proceeds from Sale of Old Capital Securities."

                              For additional information regarding the Capital Securities, see "Description of New Capital Securities," "Description of New Junior Subordinated Debt Securities," "Description of New Guarantee," "Description of Old Capital Securities" and "Certain United States Federal Income Tax Consequences."

                                  RISK FACTORS

  Holders tendering Old Capital Securities in the Exchange Offer should carefully consider the matters set forth under "Risk Factors."

                                 RISK FACTORS

  Holders of the Old Capital Securities should carefully review the information contained elsewhere in this Prospectus and should particularly consider the following matters prior to tendering Old Capital Securities in the Exchange Offer.

RANKING OF OBLIGATIONS UNDER THE GUARANTEE AND THE JUNIOR SUBORDINATED DEBT SECURITIES

  The obligations of the Corporation under the Guarantee issued by the Corporation for the benefit of the holders of Capital Securities and under the Junior Subordinated Debt Securities are unsecured and rank subordinate and junior in right of payment to all Senior Debt (which, as defined, includes all outstanding subordinated debt of the Corporation) of the Corporation. At June 30, 1997, the aggregate outstanding Senior Debt of the Corporation was approximately $250 million. The obligations of the Corporation under the Guarantee also rank subordinate and junior in right of payment to creditors of the Bank and the Corporation's other subsidiaries. See "--Status of the Corporation as a Bank Holding Company." The Corporation does not have any indebtedness that ranks pari passu with or junior to its obligations under the Guarantee and the Junior Subordinated Debt Securities. None of the Indenture, the Guarantee or the Declaration places any limitation on the amount of secured or unsecured debt, including Senior Debt, that may be incurred by the Corporation or any subsidiary. See "Description of New Junior Subordinated Debt Securities--Subordination" and "Description of New Guarantee--Status of the Guarantee."

  The ability of the Trust to pay amounts due on the Capital Securities is solely dependent upon the Corporation making payments on the Junior Subordinated Debt Securities as and when required.

STATUS OF THE CORPORATION AS A BANK HOLDING COMPANY

  The Corporation is a legal entity separate and distinct from the Bank and its other subsidiaries, although the principal source of the Corporation's cash revenues is dividends from the Bank. The right of the Corporation to participate in the distribution of assets of any subsidiary, including the Bank, upon the latter's liquidation, reorganization or otherwise (and thus the ability of the holders of Capital Securities to benefit indirectly from any such distribution) will be subject to the prior claims of such subsidiary's creditors, which will take priority except to the extent that the Corporation may itself be a creditor of such subsidiary with a recognized claim. Accordingly, the Junior Subordinated Debt Securities will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and holders of Junior Subordinated Debt Securities should look only to the assets of the Corporation for payments on the Junior Subordinated Debt Securities. Because the Corporation is a holding company with limited assets and liabilities, a substantial portion of the consolidated liabilities of the Corporation are liabilities of its subsidiaries. The Guarantee will constitute an unsecured obligation of the Corporation and will rank subordinate and junior in right of payment to all Senior Debt in the same manner as the Junior Subordinated Debt Securities.

  As a holding company, the Corporation conducts its operations principally through its subsidiaries and, therefore, its principal source of cash, other than its investing and financing activities, is receipt of dividends from the Bank. However, there are legal limitations on the source and amount of dividends that a national bank such as the Bank is permitted to pay. A national bank may pay dividends only to the extent that retained net profits (including the portion transferred to surplus) exceed bad debts (as defined by regulation). Moreover, unless a national bank's surplus fund equals its common capital, dividends may be paid only after 10 percent of its net profits (as defined by regulation) for the specified preceding period have been transferred to the bank's surplus fund. In addition, prior approval of the Office of Comptroller of the Currency (the "OCC") is required if the total of all dividends declared by a national bank in any calendar year will exceed the sum of that bank's net profits for that year and its retained net profits for the preceding two calendar years, less any required transfers to either surplus or any fund for retirement of any preferred stock. At June 30, 1997, the Bank could have paid approximately $82.4 million in dividends to the Corporation without prior OCC approval. The payment of dividends by the Bank may also be affected by other factors, such as requirements for the maintenance of adequate capital. In addition, the OCC is authorized to determine, under certain circumstances relating to the financial condition of a national bank, whether the payment of dividends would be an unsafe or unsound banking practice and to prohibit payment thereof.

OPTION TO EXTEND INTEREST PAYMENT DATE; TAX CONSEQUENCES; MARKET PRICE CONSEQUENCES

  So long as no Debenture Event of Default (as defined herein) has occurred and is continuing, the Corporation has the right under the Indenture to defer the payment of interest on the Junior Subordinated Debt Securities at any time or from time to time for a period not exceeding 20 consecutive quarterly periods with respect to each Extension Period, provided, however, that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debt Securities. As a consequence of any such deferral, quarterly Distributions on the Capital Securities by the Trust will also be deferred (and the amount of Distributions to which holders of the Capital Securities are entitled will accumulate additional Distributions thereon at a variable annual rate equal to LIBOR plus 1.00%, compounded quarterly from the relevant payment date for such Distributions during any such Extension Period). During any Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock (which includes common and preferred stock), (ii) make any payment of principal, interest or premium, if any, on, or repay, repurchase or redeem any debt securities of the Corporation (including Other Debentures) that rank pari passu with or junior in interest to, the Junior Subordinated Debt Securities or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including Other Guarantees) if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debt Securities (other than (a) dividends or distributions in Common Stock, par value $5.00 per share (the "Common Stock"), of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) purchases or acquisitions of shares of the Corporation's Common Stock in connection with the satisfaction by the Corporation of its obligations under any employee benefit plan or any other contractual obligation of the Corporation (other than a contractual obligation ranking pari passu with or junior to the Junior Subordinated Debt Securities), (e) as a result of a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock or (f) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged). Prior to the termination of any Extension Period, the Corporation may further extend such Extension Period, provided, however, that such extension does not cause such Extension Period to exceed 20 consecutive quarterly periods or to extend beyond the Stated Maturity. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid on the Junior Subordinated Debt Securities (together with interest thereon accrued at a variable annual rate equal to LIBOR plus 1.00%, compounded quarterly, to the extent permitted by applicable law), and subject to the foregoing limitations, the Corporation may elect to begin a new Extension Period. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "Description of New Capital Securities--Distributions" and "Description of New Junior Subordinated Debt Securities--Option to Extend Interest Payment Date."

  If an Extension Period occurs, for United States federal income tax purposes, a holder of Capital Securities will continue to include income (in the form of original issue discount) in respect of its pro rata share of the Junior Subordinated Debt Securities held by the Trust as long as the Junior Subordinated Debt Securities remain outstanding. As a result, during an Extension Period a holder of Capital Securities will include such income in gross income for United States federal income tax purposes in advance of the receipt of cash, and will not receive the cash related to such income from the Trust if the holder disposes of the Capital Securities prior to the record date for the payment of Distributions thereafter. See "Certain United States Federal Income Tax Consequences--Interest Income and Original Issue Discount" and "--Sales or Redemption of the Capital Securities."

  Should the Corporation elect to exercise its right to defer payments of interest on the Junior Subordinated Debt Securities in the future, the market price of the Capital Securities is likely to be affected. A holder that disposes of its Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Capital Securities. In addition, as a result of the existence of the Corporation's right to defer interest payments on the Junior Subordinated Debt Securities, the market price of the Capital Securities (which represent beneficial ownership interests in the Trust holding the Junior Subordinated Debt Securities as its sole assets) may be more volatile than the market prices of other securities that are not subject to such deferrals.

TAX EVENT OR CAPITAL TREATMENT EVENT REDEMPTION

  Upon the occurrence and continuation of a Tax Event or a Capital Treatment Event (each as defined herein), the Corporation may, at its option within 90 days following the occurrence of such Tax Event or Capital Treatment Event and subject to receipt of prior approval of the Federal Reserve if such approval is then required under applicable capital guidelines or policies, redeem the Junior Subordinated Debt Securities in whole, but not in part, at par, plus accrued and unpaid interest thereon to the date of redemption. In such event, the Trust will redeem the Trust Securities. See "Description of New Junior Subordinated Debt Securities--Optional Redemption," "Description of New Capital Securities--Mandatory Redemption" and "Description of New Capital Securities--Liquidation of the Trust and Distribution of Junior Subordinated Debt Securities."

POSSIBLE TAX LAW CHANGES AFFECTING THE CAPITAL SECURITIES

  On February 6, 1997, the revenue portion of President Clinton's fiscal year 1998 budget proposal (the "Budget Proposal") was released. If enacted, the Budget Proposal would generally deny interest deductions for interest on an instrument issued by a corporation that has a maximum term of more than 15 years and that is not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument is issued to a related party (other than a corporation), where the holder or some other related party issues a related instrument that is not shown as indebtedness on the Corporation's consolidated balance sheet. The above described provision of the Budget Proposal is proposed to be effective generally for instruments issued on or after the date of first Congressional committee action. No such action has yet occurred. If this provision were to apply to the Junior Subordinated Debt Securities, the Corporation would be unable to deduct interest on the Junior Subordinated Debt Securities. Under current law, the Corporation will be able to deduct interest on the Junior Subordinated Debt Securities. There can be no assurance, however, that current or future legislative proposals, if enacted, or final legislation will not affect the ability of the Corporation to deduct interest on the Junior Subordinated Debt Securities. Such a change could give rise to a Tax Event, which may permit the Corporation to cause a redemption of the Capital Securities, as described more fully under "Description of New Capital Securities--Mandatory Redemption" and "Description of New Junior Subordinated Debt Securities--Optional Redemption." See also "Certain United States Federal Income Tax Consequences--Possible Tax Law Changes."

LIQUIDATION OF THE TRUST AND DISTRIBUTION OF JUNIOR SUBORDINATED DEBT
SECURITIES

  The Corporation, as the holder of the outstanding Common Securities, has the right at any time to terminate the Trust and cause the Junior Subordinated Debt Securities to be distributed to the holders of the Trust Securities. Under current United States federal income tax law, a distribution of Junior Subordinated Debt Securities upon the dissolution of the Trust would not be a taxable event to holders of the Capital Securities. If, however, the Trust is characterized for United States federal income tax purposes as an association taxable as a corporation at the time of dissolution of the Trust, the distribution of the Junior Subordinated Debt Securities may constitute a taxable event to holders of Capital Securities. See "Certain United States Federal Income Tax Consequences--Distribution of the Junior Subordinated Debt Securities to Holders of Capital Securities."

  There can be no assurance as to the market prices for Capital Securities or Junior Subordinated Debt Securities that may be distributed in exchange for Capital Securities if a liquidation of the Trust occurs.

Accordingly, the Capital Securities or the Junior Subordinated Debt Securities may trade at a discount to the price that the investor paid to purchase the Capital Securities offered hereby. Because holders of Capital Securities may receive Junior Subordinated Debt Securities on termination of the Trust, prospective purchasers of Capital Securities are also making an investment decision with regard to the Junior Subordinated Debt Securities and should carefully review all the information regarding the Junior Subordinated Debt Securities contained herein. See "Description of New Capital Securities-- Liquidation of the Trust and Distribution of the Junior Subordinated Debt Securities" and "Description of New Junior Subordinated Debt Securities-- General."

RIGHTS UNDER THE GUARANTEE

  The Guarantee guarantees to the holders of the Trust Securities the following payments, to the extent not paid by the Trust: (i) any accumulated and unpaid Distributions required to be paid on the Trust Securities, to the extent that the Trust has funds on hand available therefor at such time, (ii) the Redemption Price with respect to any Trust Securities called for redemption, to the extent that the Trust has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, winding-up or liquidation of the Trust (unless the Junior Subordinated Debt Securities are distributed to holders of the Trust Securities or all of the Capital Securities are redeemed), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Trust has funds on hand available therefor at such time, and (b) the amount of assets of the Trust remaining available for distribution to holders of the Trust Securities after the satisfaction of liabilities to creditors of the Trust as required by applicable law. See "Description of New Guarantee."

  The holders of not less than a majority in aggregate Liquidation Amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Guarantee. Any holder of the Trust Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If the Corporation were to default on its obligation to pay amounts payable under the Junior Subordinated Debt Securities, the Trust would lack funds for the payment of Distributions or amounts payable on redemption of the Capital Securities or otherwise, and, in such event, holders of the Capital Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, in the event a Debenture Event of Default shall have occurred and be continuing and such event is attributable to the failure of the Corporation to pay principal of or interest on the Junior Subordinated Debt Securities on the applicable payment date, then a holder of Capital Securities may institute a Direct Action. Notwithstanding any payments made to a holder of Capital Securities by the Corporation in connection with a Direct Action, the Corporation shall remain obligated to pay the principal of and interest on the Junior Subordinated Debt Securities, and the Corporation shall be subrogated to the rights of the holder of such Capital Securities with respect to payments on the Capital Securities to the extent of any payments made by the Corporation to such holder in any Direct Action. Except as described herein, holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debt Securities or assert directly any other rights in respect of the Junior Subordinated Debt Securities. See "Description of New Junior Subordinated Debt Securities--Enforcement of Certain Rights by Holders of Capital Securities," "Description of New Junior Subordinated Debt Securities-- Debenture Events of Default" and "Description of New Guarantee." The Declaration provides that each holder of Capital Securities by acceptance thereof agrees to the provisions of the New Guarantee and the Indenture. The Bank of New York currently acts as Guarantee Trustee under the Old Guarantee and will act as Guarantee Trustee under the New Guarantee. In addition, the Guarantee Trustee currently holds the Old Guarantee for the benefit of the holders of the Old Capital Securities and will hold the New Guarantee for the benefit of the holders of the New Capital Securities. The Bank of New York also acts as Property Trustee under the Declaration and as Debenture Trustee under the Indenture.

LIMITED VOTING RIGHTS

  Holders of Capital Securities will generally have limited voting rights relating only to the modification of the Capital Securities, the dissolution, winding-up or liquidation of the Trust, and the exercise of the Trust's rights as holder of Junior Subordinated Debt Securities. The right to vote to appoint, remove or replace the Property Trustee, the Delaware Trustee or the Administrative Trustees is vested exclusively in the holder of the Common Securities except, with respect to the Property Trustee and the Delaware Trustee, upon the occurrence of certain events described herein. The Property Trustee, the Administrative Trustees and the Corporation may amend the Declaration without the consent of holders of Capital Securities to ensure that the Trust will not be classified for United States Federal income tax purposes as an association taxable as a corporation or, as other than a grantor trust, even if such action adversely affects the interests of such holders. See "Description of New Capital Securities--Removal of Issuer Trustees" and "Description of New Capital Securities--Voting Rights; Amendment of the Declaration."

REGULATORY CAPITAL REQUIREMENTS

  The Corporation and the Bank are subject to regulatory capital guidelines. At June 30, 1997, the Bank was in compliance with applicable regulatory capital requirements. The Corporation, at that date, had a total capital to risk-weighted assets ratio of 13.65% and a Tier 1 Capital to risk-weighted assets ratio of 10.51%, both above the minimum requirements of 8.0% and 4.0%, respectively. The Corporation's leverage ratio at that date was 8.11%.

  Although the minimum leverage ratio requirement is 3.00%, most bank holding companies, including the Corporation, are expected to maintain an additional cushion of at least 100 to 200 basis points above the minimum. However, the Federal Reserve may assign a specific capital ratio to an individual bank holding company, including the Corporation, based on its assessment of asset quality, earnings performance, interest-rate risk and liquidity. As of the date of this Prospectus, the Federal Reserve has not advised the Corporation of a specific leverage ratio requirement.

  There can be no assurance that either the Corporation or the Bank will continue to be able to meet their respective minimum capital ratios. In the event that the Corporation or the Bank falls below the minimum capital requirements described above, agencies may take regulatory action including, in the case of the Bank, "prompt corrective action." Such actions could impair the Corporation's ability to make principal and interest payments on the Junior Subordinated Debt Securities.

CONSEQUENCES OF A FAILURE TO EXCHANGE OLD CAPITAL SECURITIES

  The Old Capital Securities have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions. Old Capital Securities that remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offer, holders of Old Capital Securities that remain outstanding will not be entitled to any rights to have such Old Capital Securities registered under the Securities Act or to any similar rights under the Registration Agreement (subject to certain limited exceptions). The Corporation and the Trust do not intend to register under the Securities Act any Old Capital Securities which remain outstanding after consummation of the Exchange Offer (subject to such limited exceptions, if applicable).

  To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Capital Securities could be adversely affected. In addition, to the extent that Old Capital Securities are tendered and accepted in connection with the Exchange Offer, any trading market for Old Capital Securities which remain outstanding after the Exchange Offer could be adversely affected.

  The New Capital Securities and any Old Capital Securities that remain outstanding after consummation of the Exchange Offer will constitute a single series of Capital Securities under the Declaration and, accordingly, will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Declaration. See "Description of New Capital Securities--General."

  The Registration Agreement provides that if the Exchange Offer is not consummated by November 19, 1997, the Distribution rate borne by the holders of Old Capital Securities will increase by 0.25% per annum commencing on November 20, 1997 until the Exchange Offer is consummated. The aggregate amount of such additional Distributions payable pursuant to the foregoing provisions will in no event exceed 0.50% per annum. See "Description of Old Capital Securities." Upon consummation of the Exchange Offer, the holders of Capital Securities will not be entitled to any such increase in the Distribution rate thereon.

ABSENCE OF PUBLIC MARKET

  The Old Capital Securities have not been registered under the Securities Act and will be subject to significant restrictions on resale to the extent that they are not exchanged for New Capital Securities. Although the New Capital Securities will generally be permitted to be resold or otherwise transferred by the holders (who are not affiliates of the Corporation or the Trust) without compliance with the registration requirements under the Securities Act, they will constitute a new issue of securities with no established trading market. The Capital Securities may be transferred only in blocks having a Liquidation Amount of $100,000 (100 Capital Securities) and integral multiples of $1,000 in excess thereof. There is no existing market for the New Capital Securities and there can be no assurance as to the development or liquidity of any markets that may develop for the New Capital Securities, the ability of the holders to sell their New Capital Securities or at what price holders of the New Capital Securities will be able to sell their New Capital Securities. Future trading prices of the Capital Securities will depend on many factors including, among other things, prevailing interest rates, the Corporation's operating results and the market for similar securities. The Initial Purchasers informed the Trust and the Corporation in connection with the offering of the Old Capital Securities that they each intended to make a market in the Old Capital Securities and, if issued, the New Capital Securities; however, the Initial Purchasers are not obligated to do so, and any such market making activity may be discontinued at any time without notice to the holders of the New Capital Securities.

  Notwithstanding the registration of the New Capital Securities pursuant to the Exchange Offer, holders who are Affiliates of the Corporation or the Trust may publicly offer for sale or resell the New Capital Securities only in compliance with the provision of Rule 144 under the Securities Act.

  Each Participating Broker-Dealer that receives New Capital Securities for its own account in exchange for Old Capital Securities, where such Old Capital Securities were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it acquired the Old Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus in connection with any resale of such New Capital Securities. See "Plan of Distribution."

EXCHANGE OFFER PROCEDURES

  Subject to certain exceptions more fully described under "The Exchange Offer--Acceptance for Exchange and Issuance of New Capital Securities," issuance of the New Capital Securities in exchange for Old Capital Securities pursuant to the Exchange Offer will be made only after a timely receipt by the Exchange Agent of such Old Capital Securities (unless such holder complies with the procedures specified for guaranteed delivery of the Old Capital Securities), a properly completed and duly executed Letter of Transmittal or Agent's Message in lieu thereof and all other required documents. Therefore, holders of the Old Capital Securities desiring to tender such Old Capital Securities in exchange for New Capital Securities should allow sufficient time to ensure timely delivery. None of the Corporation, the Trust or the Exchange Agent is under any duty to give notification of defects or irregularities with respect to the tenders of Old Capital Securities for exchange.

              USE OF PROCEEDS FROM SALE OF OLD CAPITAL SECURITIES

  Neither the Trust nor the Corporation will receive cash proceeds from the issuance of the New Capital Securities offered hereby. In consideration for issuing the New Capital Securities in exchange for Old Capital Securities as described in this Prospectus, the Trust will receive Old Capital Securities in like Liquidation Amount. The Old Capital Securities surrendered in exchange for the New Capital Securities will be retired and canceled.

  The net proceeds to the Trust from the offering of the Old Capital Securities were $99,134,000.

  All of the proceeds from the sale of the Old Capital Securities and Common Securities were invested by the Trust in the Old Junior Subordinated Debt Securities. The Corporation has applied the net proceeds from the sale of the Old Junior Subordinated Debt Securities to its general funds to be used for general corporate purposes, including, from time to time, the making of advances to its subsidiaries. In addition, a portion of the net proceeds has been used by the Corporation to repurchase 2 million shares of its outstanding Common Stock for an initial aggregate repurchase price of approximately $55.8 million, including expenses, pursuant to an accelerated stock repurchase program. Final settlement on this transaction is expected to occur in the third quarter of 1997.

                       CENTRAL FIDELITY CAPITAL TRUST I

  The Trust is a statutory business trust formed under Delaware law pursuant to (i) the original declaration of trust executed by the Corporation, as Depositor, The Bank of New York (Delaware), as Delaware Trustee, and the Administrative Trustees named therein, which original declaration of trust was amended and restated and executed on April 23, 1997 by the Corporation, as Depositor, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee, and the Administrative Trustees named therein, and (ii) the filing of a certificate of trust with the Delaware Secretary of State on April 2, 1997. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debt Securities and (iii) engaging in only those other activities necessary or incidental thereto (such as engaging in this Exchange Offer). Accordingly, the Junior Subordinated Debt Securities will be the sole assets of the Trust, and payments under the Junior Subordinated Debt Securities will be the sole revenues of the Trust. All of the Common Securities are owned by the Corporation. The Common Securities rank pari passu, and payments will be made thereon pro rata, with the Capital Securities, except that upon the occurrence and continuance of any Debenture Event of Default (or an event that, with notice or the passage of time, would become such an Event of Default) or an Event of Default under the Declaration, the rights of the Corporation as holder of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise are subordinated to the rights of the holders of the Capital Securities. See "Description of New Capital Securities--Subordination of Common Securities." The Corporation has acquired Common Securities in an aggregate Liquidation Amount equal to approximately 3% of the total capital of the Trust. The Trust has a term of 40 years, but may terminate earlier as provided in the Declaration. The Trust's business and affairs are conducted by its trustees, each appointed by the Corporation, as holder of the Common Securities. The trustees for the Trust are The Bank of New York, as the

Property Trustee, The Bank of New York (Delaware), as the Delaware Trustee, and three individual trustees as Administrative Trustees who are employees or officers of or affiliated with the Corporation. The Bank of New York, as Property Trustee, will act as sole indenture trustee under the Declaration. The Bank of New York also acts as trustee under the Old Guarantee Agreement and the Indenture and will act as trustee under the New Guarantee Agreement. See "Description of New Junior Subordinated Debt Securities" and "Description of New Guarantee." The holder of the Common Securities, or the holders of a majority in Liquidation Amount of the Capital Securities if an Event of Default under the Declaration resulting from a Debenture Event of Default has occurred and is continuing, are entitled to appoint, remove or replace the Property Trustee and/or Delaware Trustee. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights are vested exclusively in the holder of the Common Securities. The duties and obligations of each Issuer Trustee are governed by the Declaration. Pursuant to the expense provisions under the Indenture, the Corporation, as obligor on the Junior Subordinated Debt Securities, will pay all fees and expenses related to the Trust and this Exchange Offer and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the Trust. See "Description of New Capital Securities--Expenses and Taxes." The address and telephone number of the principal executive office of the Trust is c/o

                         Central Fidelity Banks, Inc.
                             1021 East Cary Street
                                P.O. Box 27602
                         Richmond, Virginia 23261-7602
                           Telephone: (804) 697-7145
                               William N. Stoyko
                              Corporate Secretary

                               CENTRAL FIDELITY

  Central Fidelity, the third largest banking company headquartered in Virginia, serves Virginia markets primarily through its wholly-owned banking subsidiary, Central Fidelity National Bank, a national banking association. At June 30, 1997, the Bank operated 243 branch offices, including 28 full-service supermarket locations, and 237 automated teller machines throughout the Commonwealth of Virginia. Central Fidelity was formed in the late 1970s through the consolidation of two bank holding companies, Central National Corporation and Fidelity American Bankshares, Inc., the earliest predecessors of which were organized in 1911 and 1865, respectively. At June 30, 1997, Central Fidelity had total assets of approximately $10.7 billion, deposits of approximately $8.1 billion and shareholders' equity of approximately $803.6 million.

  Central Fidelity, through the Bank and its other subsidiaries, provides a wide variety of financial services to a broad customer base of individuals, corporations, institutions and governments primarily located in Virginia. The Bank is an issuer of MasterCard(R) and VISA(R) credit cards. Through the use of reciprocally shared automated teller machines, Central Fidelity can deliver services through its membership in the Internet/HONOR(R) regional and PLUS(R) national networks of automated teller machines. Central Fidelity also engages in limited international banking activities, primarily in connection with foreign trade financing for Virginia-based companies. In addition to traditional retail and commercial banking activities Central Fidelity generates noninterest income by sales of trust and fiduciary services, annuities and other investment services.

  Year Ended December 31, 1996. Central Fidelity's net income for 1996 was $112.7 million, an increase of 7.0% from the $105.4 million reported for 1995. Central Fidelity's net interest income, on a taxable equivalent basis, was $382.4 million for 1996, an increase of 10.1% from $347.3 million in 1995. Noninterest income was $85.9 million for 1996 compared to $79.7 million in 1995, an increase of 7.8%. Noninterest expense increased 5.8% to $251.9 million for 1996 compared to $238.2 million in 1995. The increase of noninterest expense for 1996 was adversely affected by the special Savings Association Insured Fund ("SAIF") assessment in the amount of $4.0 million for the year. The assessment was a one-time charge by the Federal Deposit Insurance

Corporation ("FDIC") to recapitalize the SAIF, and was assessed on deposits acquired for SAIF-insured entities. Another contributing factor was a $2.3 million charge associated with certain severance arrangements. As a result of higher consumer loan charge-offs during 1996, the provision for loan losses was $43.9 million in 1996, representing an increase of 64.2% from $26.7 million in 1995.

  Earning assets averaged $9.9 billion in 1996, compared to $9.7 billion in 1995, an increase of 1.4%. Total loans increased $486.2 million in 1996, or 8.1% from 1995, averaging $6.5 billion. Consumer loan categories accounted for the majority of the loan growth. Securities available for sale declined 9.4% to an average of $3.3 billion in 1996. Trading account securities averaged $1.9 million in 1996, reflecting an increase of 72.7% from 1995. Money market investments declined 7.6% from 1995 to an average of $95.9 million in 1996.

  Interest-bearing liabilities averaged $8.5 billion in 1996, down $31.3 million from 1995. Interest-bearing deposits increased 2.9% from 1995 to an average of $6.8 billion in 1996. Certificates of deposit $100,000 and over contributed the largest growth to total average interest-bearing deposits, up 26.7%. Borrowings from the Federal Home Loan Bank and other short-term borrowings also contributed to the growth in funding sources, up 28.2% and 13.0%, respectively. Medium-term notes, capitalized lease obligations and federal funds purchased and repos all registered declines for 1996, down 79.8%, 6.3% and 6.2%, respectively. The 79.8% decline in medium-term notes was a result of notes maturing during 1996.

  Shareholders' equity grew 8.8% to an average of $819.9 million in 1996 from $753.4 million in 1995. The return on average shareholders' equity of 13.75% in 1996 declined from 13.99% in 1995.

  Six Months Ended June 30, 1997. Central Fidelity's net income for the six months ended June 30, 1997 was $61.6 million, an increase of 8.4% from the $56.8 million reported for the first six months of 1996. Central Fidelity's net interest income on a taxable equivalent basis for the six months ended June 30, 1997 was $202.8 million, an 8.6% increase from the net interest income reported in the corresponding 1996 period. Noninterest income for the Corporation increased 19.7% to $49.8 million for the first six months of 1997 compared with $41.6 million for the same period in 1996. Such increase resulted from growth in deposit fees and other charges, increases in mutual funds and annuity sales as well as increased ATM charges. Noninterest expense increased 8.2% to $130.4 million for the first six months of 1997 compared to the corresponding 1996 period. Such growth was due primarily to higher personnel, occupancy and equipment costs. Interest expense on interest-bearing liabilities in the first six months of 1997 declined 4.8% to $199.2 million from the corresponding 1996 period.

  The Corporation's provision for loan losses increased to $27.6 million for the six months ended June 30, 1997 compared with $21.0 million for the corresponding period in 1996, as a result of a higher level of net charge-offs. Such higher levels of net charge-offs resulted principally from losses in consumer portfolios and a $3.7 million non-recurring loss in the Corporation's commercial loan portfolio.

  For the first six months of 1997, Central Fidelity's average earning assets declined $67.2 million and interest earned on earning assets increased by a modest $6.0 million from the levels recorded in the first six months of 1996. The decline in earning assets was due primarily to the lower levels of securities available for sale and money market investments during the first six months of 1997.

  Central Fidelity's total assets as of June 30, 1997 were $10.7 billion, a modest increase from $10.5 billion at the end of 1996. Total loans at June 30, 1997 increased to $6.9 billion, an increase of 3.3% from the balance at December 31, 1996, primarily as a result of the increase in the Corporation's commercial and consumer mortgage loan portfolios. Central Fidelity's total deposits were $8.1 billion at June 30, 1997, flat from the level of total deposits at December 31, 1996. Shareholders' equity at June 30, 1997 was $803.6 million, or 7.5% of total assets, as compared to $846.5 million, or 8.0% of total assets, at December 31, 1996. The return on average shareholders' equity was 15.09% for the first six months of 1997 compared to 13.95% for the first six months of 1996.

  Stock Repurchase Program. On March 6, 1997, the Corporation announced that its Board of Directors granted authority for the Corporation to purchase up to an additional 3 million shares of its Common Stock under a repurchase program that commenced in January 1996. On May 1, 1997, the Corporation entered into an accelerated stock repurchase program under which 2 million shares of its outstanding Common Stock were acquired and cancelled for an initial amount of $55,810,000. Final settlement on this transaction is expected to occur in the third quarter of 1997. On June 24, 1997, the Corporation announced that it had rescinded its program to repurchase its Common Stock. See "Use of Proceeds from Sale of Old Capital Securities."

  Central Fidelity is a legal entity separate and distinct from the Bank and its nonbanking subsidiaries. Accordingly, the right of Central Fidelity, and thus the right of Central Fidelity's creditors, to participate in any distribution of the assets or earnings of the Bank or any other subsidiary is necessarily subject to the prior claims of creditors of the Bank or such subsidiary, except to the extent that claims of Central Fidelity in its capacity as a creditor may be recognized. The principal sources of Central Fidelity's revenues are dividends and fees from the Bank.

  Central Fidelity, a Virginia corporation, is a bank holding company registered with the Federal Reserve under the BHCA. Central Fidelity's executive offices are located at 1021 East Cary Street, Richmond, Virginia 23219. Its mailing address is Post Office Box 27602, Richmond, Virginia 23261-7602, and its telephone number is (804) 782-4000.

                           RECENT DEVELOPMENTS

  On June 23, 1997, the Corporation entered into a definitive Agreement and Plan of Merger with Wachovia, providing for the merger of the Corporation with and into Wachovia. The agreement has been approved by the boards of directors of both companies and is subject to the approval of the shareholders of the Corporation and appropriate regulatory agencies. The merger is expected to be accounted for as a pooling of interests and will result in a tax-free exchange of 0.63 shares of Wachovia's common stock for each share of Common Stock of the Corporation. In addition, the Corporation entered into a stock option agreement granting Wachovia the option to purchase approximately 19.9% of the Corporation's outstanding shares of Common Stock under certain circumstances.

  Wachovia, which has dual headquarters in Winston-Salem, North Carolina and Atlanta, Georgia, is the 20th largest banking company in the United States based on total assets. As of March 31, 1997, Wachovia had total assets of approximately $47.5 billion. As of the same date, Wachovia had 473 banking offices and 830 ATM's, predominantly located in North Carolina, South Carolina and Georgia. In addition, on June 10, 1997, Wachovia announced that it had reached a definitive agreement to merge with Jefferson Bankshares, Inc., a Virginia corporation, headquartered in Charlottesville, Virginia, which operates principally in the Charlottesville, Tidewater, Richmond, Fredericksburg and Shenandoah Valley markets of Virginia.

            RATIO OF EARNINGS TO FIXED CHARGES FOR THE CORPORATION

  The following table sets forth the consolidated ratios of earnings to fixed charges for the Corporation for each of the years in the five-year period ended December 31, 1996 and for each of the six months ended June 30, 1997 and June 30, 1996. For purposes of computing these ratios, earnings represent net income, plus total taxes based on income, plus fixed charges. Fixed charges include interest expense (ratios are presented both excluding and including interest on deposits), the estimated interest component of net rental expense and amortization of debt expense.

                                         SIX
                                       MONTHS
                                        ENDED
                                      JUNE  30,   YEARS ENDED DECEMBER 31,
                                      ----------  ----------------------------
                                      1997  1996  1996  1995  1994  1993  1992
                                      ----  ----  ----  ----  ----  ----  ----
Ratio of Earnings to Fixed Charges
  Excluding interest on deposits..... 3.01x 2.65x 2.74x 2.33x 2.37x 3.72x 3.98x
  Including interest on deposits..... 1.45x 1.39x 1.40x 1.35x 1.37x 1.50x 1.38x

                   SELECTED HISTORICAL FINANCIAL INFORMATION

  The following unaudited consolidated summary sets forth selected financial data for Central Fidelity and its subsidiaries for each of the years in the five-year period ended December 31, 1996 and for each of the six-month periods ended June 30, 1997 and June 30, 1996. The following summary should be read in conjunction with the financial information incorporated herein by reference to other documents and Central Fidelity's press release dated July 9, 1997. See "Incorporation of Certain Documents by Reference."

                             SIX MONTHS ENDED
                                 JUNE 30,                           YEARS ENDED DECEMBER 31,
                          ------------------------  -------------------------------------------------------------
                             1997         1996         1996         1995         1994         1993        1992
                          -----------  -----------  -----------  -----------  -----------  ----------  ----------
                                         (IN THOUSANDS, EXCEPT RATIOS AND PER SHARE AMOUNTS)
SUMMARY OF OPERATIONS:
Interest income.........  $   398,642  $   392,383  $   788,620  $   771,920  $   664,797  $  613,845  $  579,174
Interest expense........      199,185      209,180      413,353      432,295      330,691     289,731     285,697
                          -----------  -----------  -----------  -----------  -----------  ----------  ----------
Net interest income.....      199,457      183,203      375,267      339,625      334,106     324,114     293,477
Provision for loan
 losses.................       27,565       20,951       43,865       26,713       24,359      79,509      99,757
                          -----------  -----------  -----------  -----------  -----------  ----------  ----------
Net income from earning
 assets.................      171,892      162,252      331,402      312,912      309,747     244,605     193,720
Noninterest income......       49,768       41,579       85,915       79,675       59,238     125,920     116,411
Noninterest expense.....      130,370      120,534      251,941      238,165      245,065     223,274     200,833
                          -----------  -----------  -----------  -----------  -----------  ----------  ----------
Income before income
 taxes..................       91,290       83,297      165,376      154,422      123,920     147,251     109,298
Income taxes............       29,715       26,507       52,674       49,052       39,056      44,334      30,782
                          -----------  -----------  -----------  -----------  -----------  ----------  ----------
Net income..............  $    61,575  $    56,790  $   112,702  $   105,370  $    84,864  $  102,917  $   78,516
                          ===========  ===========  ===========  ===========  ===========  ==========  ==========
PER SHARE DATA:
Net income..............  $      1.06  $      0.95  $      1.89  $      1.77  $      1.45  $     1.77  $     1.50
Cash dividends
 declared...............         0.46         0.42         0.86         0.79         0.76        0.68        0.55
Book value..............        14.17        13.54        14.26        13.71        10.56       12.41       10.44
Average shares
 outstanding............   58,068,245   60,041,921   59,736,817   59,673,709   58,741,982  58,102,754  52,440,425
PERIOD-END BALANCE SHEET
 DATA:
Total assets............  $10,668,698  $10,491,529  $10,540,360  $10,810,974  $10,054,172  $9,662,284  $8,712,315
Loans...................    6,939,448    6,474,293    6,716,836    6,316,813    5,772,093   4,812,509   3,953,354
Allowance for loan
 losses.................      110,000      110,000      110,000      110,000      110,000     105,000     101,800
Earning assets..........   10,043,462    9,913,528    9,937,036   10,179,856    9,456,750   9,107,251   8,139,100
Deposits................    8,076,620    7,964,060    8,071,454    7,985,898    7,227,244   6,656,016   6,672,453
Long-term debt..........      249,425      150,350      150,324      150,386      150,440     151,389     158,423
Shareholders' equity....      803,565      808,524      846,499      826,547      623,072     726,137     601,987
PERFORMANCE RATIOS:
Return on average
 assets.................         1.19%        1.09%        1.09%        1.03%        0.89%       1.16%       1.06%
Return on average
 shareholders' equity...        15.09        13.95        13.75        13.99        12.72       15.91       15.60
Net interest margin.....         4.16         3.80         3.88         3.58         3.79        3.98        4.40
Efficiency..............        51.76        52.21        53.38        55.85        54.60       51.36       53.30
Dividend payout.........        43.40        44.21        45.50        44.63        52.41       38.42       36.67
ASSET QUALITY RATIOS:
Nonaccrual loans to
 loans..................         0.62%        0.72%        0.57%        0.77%        1.17%       1.94%       2.13%
Nonperforming assets to
 loans and foreclosed
 properties.............         0.83         0.94         0.80         1.04         1.56        2.72        2.82
Net charge-offs to
 average loans..........         0.81         0.66         0.68         0.45         0.36        1.80        1.58
Provision for loan
 losses to average
 loans..................         0.81         0.66         0.68         0.45         0.46        1.87        2.67
Allowance to loans......         1.59         1.70         1.64         1.74         1.91        2.18        2.58
Allowance to nonaccrual
 loans..................         2.56x        2.36x        2.85x        2.26x        1.63x       1.12x       1.21x
Allowance to
 nonperforming assets...         1.91x        1.81x        2.04x        1.67x        1.22x       0.79x       0.91x
LIQUIDITY AND CAPITAL
 RATIOS:
Loans to deposits.......        85.92%       81.29%       83.22%       79.10%       79.87%      72.30%      59.25%
Equity to assets........         7.53         7.71         8.03         7.65         6.20        7.52        6.91
Tangible equity to
 tangible assets........         6.92         7.07         7.42         7.08         5.90        7.19        6.53
Tier 1 capital..........        10.51         9.95        10.09         9.87        10.36       11.06        9.46
Total capital...........        13.65        13.18        13.29        13.12        13.85       14.88       13.22
Leverage................         8.11         7.35         7.57         7.06         7.04        7.10        6.85

                                CAPITALIZATION

  The following table sets forth the consolidated capitalization of Central Fidelity at June 30, 1997. The issuance of the New Capital Securities in the Exchange Offer will have no effect on the capitalization of the Corporation. The Capital Securities are treated as long-term debt. This table is based on, and is qualified in its entirety by, the historical consolidated financial statements of Central Fidelity, including the related notes thereto, which are included in documents incorporated by reference herein, and should be read in conjunction therewith.

                                                           JUNE 30, 1997
                                                     --------------------------
                                                     (DOLLARS IN THOUSANDS)
Long-term debt......................................       $  249,425
Capitalized lease obligations.......................            7,111
Shareholders' Equity
  Preferred stock, none issued
  Common Stock, par value $5 per share, authorized
   100,000,000 shares,
   shares outstanding--56,724,684...................          283,623
  Capital surplus...................................          108,484
  Unamortized deferred compensation.................             (682)
  Retained earnings.................................          403,526
  Unrealized gains on securities available for sale,
   net of income taxes..............................            8,614
                                                           ----------
    Total shareholders' equity......................          803,565
      Total capitalization..........................       $1,060,101
                                                           ==========
Consolidated Capital Ratios
  Equity to assets..................................             7.53%
  Tier 1 Capital....................................            10.51
  Total Capital.....................................            13.65

                             ACCOUNTING TREATMENT

  The financial statements of the Trust will be consolidated into the Corporation's consolidated financial statements, with the Capital Securities treated as long-term debt. The financial statement footnotes of the Corporation will reflect that the sole asset of the Trust will be $103,093,000 principal amount of the Junior Subordinated Debt Securities maturing on April 15, 2027. All future reports filed by the Corporation under the Exchange Act will present information regarding the Trust and any other similar trusts in the manner described above.

                             REGULATORY TREATMENT

  As a registered bank holding company, the Corporation is required by the Federal Reserve to maintain certain levels of capital for bank regulatory purposes. The Corporation expects that the Capital Securities will be treated as "Tier 1 Capital" of the Corporation for such purposes.

                              THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

  In connection with the sale of the Old Capital Securities, the Corporation and the Trust entered into the Registration Agreement with the Initial Purchasers, pursuant to which the Corporation and the Trust agreed to file and to use their reasonable best efforts to cause to be declared effective by the Commission a Registration Statement with respect to the exchange of the Old Capital Securities for capital securities with terms identical in all material respects to the terms of the Old Capital Securities. A copy of the Registration Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

  The Exchange Offer is being made to satisfy the contractual obligations of the Corporation and the Trust under the Registration Agreement. The form and terms of the New Capital Securities are the same as the form and terms of the Old Capital Securities, except that the New Capital Securities (i) have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Capital Securities and
(ii) will not provide for any increase in the Distribution rate thereon. In that regard, the Registration Agreement provides, among other things, that, if the Exchange Offer is not consummated by November 19, 1997, except in limited circumstances, the Distribution rate borne by the Old Capital Securities will increase by 0.25% per annum commencing on November 20, 1997 until the Exchange Offer is consummated. The aggregate amount of such additional Distributions payable pursuant to the foregoing provisions will in no event exceed 0.50% per annum. Upon consummation of the Exchange Offer, holders of Old Capital Securities will not be entitled to any such increase in the Distribution rate thereon or any further registration rights under the Registration Agreement, except under limited circumstances. See "Risk Factors--Consequences of a Failure to Exchange Old Capital Securities" and "Description of Old Securities."

  The Exchange Offer is not being made to, nor will the Trust or the Corporation accept tenders for exchange from, holders of Old Capital Securities in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

  Unless the context requires otherwise, the term "holder" with respect to the Exchange Offer means any person in whose name the Old Capital Securities are registered on the books of the Trust or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Old Capital Securities are held of record by DTC who desires to deliver such Old Capital Securities by book-entry transfer at DTC.

  Pursuant to the Exchange Offer, the Corporation will exchange as soon as practicable after the date hereof the Old Guarantee for the New Guarantee and $100,000,000 aggregate principal amount of the Old Junior

Subordinated Debt Securities for a like aggregate principal amount of the New Junior Subordinated Debt Securities. The New Guarantee and the New Junior Subordinated Debt Securities have been registered under the Securities Act.

TERMS OF EXCHANGE

  The Trust and the Corporation hereby offer, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, to exchange up to $100,000,000 aggregate Liquidation Amount of New Capital Securities for a like aggregate Liquidation Amount of Old Capital Securities properly tendered on or prior to the Expiration Date and not properly withdrawn in accordance with the procedures described below. The Trust will issue, promptly after the Expiration Date, an aggregate Liquidation Amount of up to $100,000,000 of New Capital Securities in exchange for a like Liquidation Amount of outstanding Old Capital Securities tendered and accepted in connection with the Exchange Offer. Holders may tender their Old Capital Securities in whole or in part in a Liquidation Amount of not less than $100,000 or any integral multiple of $1,000 in excess thereof.

  The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old Capital Securities being tendered. As of the date of this Prospectus, $100,000,000 aggregate Liquidation Amount of Old Capital Securities is outstanding.

  Holders of Old Capital Securities do not have any appraisal or dissenters' rights in connection with the Exchange Offer. Old Capital Securities that are not tendered for or are tendered but not accepted in connection with the Exchange Offer will remain outstanding and be entitled to the benefits of the Declaration, but will not be entitled to any further registration rights under the Registration Agreement, except under limited circumstances. See "Risk Factors--Consequences of a Failure to Exchange Old Capital Securities" and "Description of Old Securities."

  If any tendered Old Capital Securities are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Capital Securities will be returned, without expense, to the tendering holder thereof promptly after the Expiration Date.

  Holders who tender Old Capital Securities in connection with the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Capital Securities in connection with the Exchange Offer. The Corporation will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "--Fees and Expenses."

  NEITHER THE BOARD OF DIRECTORS OF THE CORPORATION NOR ANY TRUSTEE OF THE TRUST MAKES ANY RECOMMENDATION TO HOLDERS OF OLD CAPITAL SECURITIES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF OLD CAPITAL SECURITIES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF OLD CAPITAL SECURITIES TO TENDER AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH THEIR ADVISERS, IF ANY, BASED ON THEIR OWN FINANCIAL POSITION AND REQUIREMENTS.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

  The term "Expiration Date" means 5:00 p.m., New York City time, on September 2, 1997, unless the Exchange Offer is extended by the Corporation and the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended).

  The Corporation and the Trust expressly reserve the right in their sole discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Old Capital Securities for exchange, (ii) to terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) if the Corporation and the Trust determine, in their sole discretion, that any of the events or conditions referred to under "--Conditions to the Exchange Offer" have occurred or exist,
(iii) to extend the Expiration Date of the Exchange Offer and retain all Old Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Old Capital Securities to withdraw their tendered Old Capital Securities as described under "--Withdrawal Rights," and (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. If the Exchange Offer is amended in a manner determined by the Corporation and the Trust to constitute a material change, or if the Corporation and the Trust waive a material condition of the Exchange Offer, the Corporation and the Trust will promptly disclose such amendment by means of an amended or supplemented Prospectus that will be distributed to the registered holders of the Old Capital Securities, and the Corporation and the Trust will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

  Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the Exchange Agent and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which the Corporation and the Trust may choose to make any public announcement and subject to applicable law, the Corporation and the Trust shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

ACCEPTANCE FOR EXCHANGE AND ISSUANCE OF NEW CAPITAL SECURITIES

  Upon the terms and subject to the conditions of the Exchange Offer, the Trust will exchange, and will issue to the Exchange Agent, New Capital Securities for Old Capital Securities validly tendered and not withdrawn (pursuant to the withdrawal rights described under "--Withdrawal Rights") promptly after the Expiration Date.

  In all cases, delivery of New Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) Old Capital Securities or a book-entry confirmation of a book-entry transfer of Old Capital Securities into the Exchange Agent's account at DTC, including an Agent's Message if the tendering holder has not delivered a Letter of Transmittal, (ii) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees or, in the case of a book-entry transfer, an Agent's Message in lieu of the Letter of Transmittal and (iii) any other documents required by the Letter of Transmittal.

  The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of Old Capital Securities into the Exchange Agent's account at DTC. The term "Agent's Message" means a message, transmitted by DTC to and received by the Exchange Agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant, which acknowledgment states that such participant has received and agrees to be bound by the Letter of Transmittal and that the Trust and the Corporation may enforce such Letter of Transmittal against such participant.

  Subject to the terms and conditions of the Exchange Offer, the Corporation and the Trust will be deemed to have accepted for exchange, and thereby exchanged, Old Capital Securities validly tendered and not withdrawn as, if and when the Trust gives oral or written notice to the Exchange Agent of the Corporation's and the Trust's acceptance of such Old Capital Securities for exchange pursuant to the Exchange Offer. The Exchange Agent will act as agent for the Corporation and the Trust for the purpose of receiving tenders of Old Capital Securities, Letters of Transmittal and related documents, and as agent for tendering holders for the purpose of receiving Old Capital Securities, Letters of Transmittal and related documents and transmitting New Capital Securities to validly tendering holders. Such exchange will be made promptly after the Expiration Date. If for any reason whatsoever, acceptance for exchange or the exchange of any Old Capital Securities tendered pursuant to the

Exchange Offer is delayed (whether before or after the Corporation's and the Trust's acceptance for exchange of Old Capital Securities) or the Corporation and the Trust extend the Exchange Offer or are unable to accept for exchange or exchange Old Capital Securities tendered pursuant to the Exchange Offer, then, without prejudice to the Corporation's and the Trust's rights set forth herein, the Exchange Agent may, nevertheless, on behalf of the Corporation and the Trust and subject to Rule 14e-1(c) under the Exchange Act, retain tendered Old Capital Securities and such Old Capital Securities may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "--Withdrawal Rights."

  Pursuant to the Letter of Transmittal or Agent's Message in lieu thereof, a holder of Old Capital Securities will warrant and agree in the Letter of Transmittal or Agent's Message, as the case may be, that it has full power and authority to tender, exchange, sell, assign and transfer Old Capital Securities, that the Trust will acquire good, marketable and unencumbered title to the tendered Old Capital Securities, free and clear of all liens, restrictions, charges and encumbrances, and that the Old Capital Securities tendered for exchange are not subject to any adverse claims or proxies. The holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by the Corporation, the Trust or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment and transfer of the Old Capital Securities tendered pursuant to the Exchange Offer.

PROCEDURES FOR TENDERING OLD CAPITAL SECURITIES

  Valid Tender. Except as set forth below, in order for Old Capital Securities to be validly tendered pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or, in the case of a book-entry tender, an Agent's Message in lieu of the Letter of Transmittal, and any other required documents, must be received by the Exchange Agent at its address set forth under "--Exchange Agent," and either (i) tendered Old Capital Securities must be received by the Exchange Agent, (ii) such Old Capital Securities must be tendered pursuant to the procedures for book-entry transfer set forth below and a book-entry confirmation, including an Agent's Message if the tendering holder has not delivered a Letter of Transmittal, must be received by the Exchange Agent, in each case on or prior to the Expiration Date, or (iii) the guaranteed delivery procedures set forth below must be complied with.

  If a tendering holder is tendering less than all of its Old Capital Securities, the tendering holder should fill in the amount of Old Capital Securities being tendered in the appropriate box on the Letter of Transmittal. If fewer than all of the Old Capital Securities of a holder are tendered for exchange, the untendered Liquidation Amount of the holder's remaining Old Capital Securities must be $100,000 or any integral multiple of $1,000 in excess thereof. The entire amount of Old Capital Securities delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

  THE METHOD OF DELIVERY OF CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. DELIVERY IS RECOMMENDED BY OVERNIGHT DELIVERY OR, IF DELIVERY IS BY MAIL, REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

  Book Entry Transfer. The Exchange Agent will establish an account with respect to the Old Capital Securities at DTC for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any financial institution that is a participant in DTC's book-entry transfer facility system may make a book-entry delivery of the Old Capital Securities by causing DTC to transfer such Old Capital Securities into the Exchange Agent's account at DTC in accordance with DTC's Authorized Tender Offer Program ("ATOP") procedures for transfers. Such holder of Old Capital Securities using ATOP should transmit its acceptance on DTC on or prior to the Expiration Date (or comply with the guaranteed delivery procedures set forth below). DTC will verify such acceptance, execute a book-entry transfer of the tendered Old Capital Securities into the Exchange Agent's account at DTC and then send to the Exchange Agent confirmation of such book-entry transfer, including an Agent's Message confirming that DTC has received an express acknowledgment from such holder that such holder has received and agrees to be bound by the Letter of Transmittal and that the Trust and the Corporation may enforce the Letter of Transmittal against such holder.

  DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

  Signature Guarantees. Certificates for the Old Capital Securities need not be endorsed and signature guarantees on the Letter of Transmittal are unnecessary unless (i) a certificate for the Old Capital Securities is registered in a name other than that of the person surrendering the certificate or (ii) such registered holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal. In the case of (i) or (ii) above, such certificates for Old Capital Securities must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Letter of Transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association (an "Eligible Institution"), unless surrendered on behalf of such Eligible Institution. See Instruction 1 to the Letter of Transmittal.

  Guaranteed Delivery. If a holder desires to tender Old Capital Securities pursuant to the Exchange Offer and the certificates for such Old Capital Securities are not immediately available or time will not permit all required documents to reach the Exchange Agent on or before the Expiration Date, or the procedures for book-entry transfer cannot be completed on a timely basis, such Old Capital Securities may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

    (i) such tenders are made by or through an Eligible Institution;

    (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the Letter of Transmittal, is received by the Exchange Agent, as provided below, on or prior to the Expiration Date; and

    (iii) the certificates (or a book-entry confirmation) representing all tendered Old Capital Securities, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof or Agent's Message in lieu thereof), with any required signature guarantees and any other documents required by the Letter of Transmittal, are received by the Exchange Agent within three New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery.

  The Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile or mail to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in such notice.

  Notwithstanding any other provision hereof, the delivery of New Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of Old Capital Securities, or of a book-entry confirmation with respect to such Old Capital Securities, and a properly completed and duly executed Letter of Transmittal (or facsimile thereof or Agent's Message in lieu thereof), together with any required signature guarantees and any other documents required by the Letter of Transmittal. Accordingly, the delivery of New Capital Securities might be made to all tendering holders at the same time, and will depend upon when Old Capital Securities, book-entry confirmations with respect to Old Capital Securities and other required documents are received by the Exchange Agent.

  The Corporation's and the Trust's acceptance for exchange of Old Capital Securities tendered pursuant to any of the procedures described above will constitute a binding agreement among the tendering holder, the Corporation and the Trust upon the terms and subject to the conditions of the Exchange Offer.

  Determination of Validity. All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Old Capital Securities will be determined by the Corporation and the Trust, in their sole discretion, whose determination shall be final and binding on all parties. The Corporation and the Trust reserve the absolute right, in their sole discretion, to reject any and all tenders determined by them not to be in proper form or the acceptance of which, or exchange for, may, in the view of counsel to the Corporation or the Trust, be unlawful. The Corporation and the Trust also reserve the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offer as set forth under "--Conditions to the Exchange Offer" or any condition or irregularity in any tender of Old Capital Securities of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders.

  The Corporation's and the Trust's interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding. No tender of Old Capital Securities will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. Neither the Corporation, the Trust, any affiliates or assigns of the Corporation or Trust, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

  If any Letter of Transmittal, endorsement, bond power, power of attorney or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Trust or the Corporation, proper evidence satisfactory to the Corporation and the Trust, in their sole discretion, of such person's authority to so act must be submitted.

  A beneficial owner of Old Capital Securities that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial holder wishes to participate in the Exchange Offer.

RESALES OF NEW CAPITAL SECURITIES

  The Corporation and the Trust are making the Exchange Offer of the New Capital Securities in reliance on the position of the staff of the Division of Corporation Finance of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Corporation nor the Trust has sought its own interpretive letter, and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance, and subject to the two immediately following sentences, the Corporation and the Trust believe that New Capital Securities issued pursuant to this Exchange Offer in exchange for Old Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Capital Securities. However, any holder of Old Capital Securities who is an Affiliate or who intends to participate in the Exchange Offer for the purpose of distributing New Capital Securities, or any broker-dealer who purchased Old Capital Securities from the Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (ii) will not be entitled to tender such Old Capital Securities in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale or transfer is made pursuant to an exemption from such requirements. In addition, as described below, Participating Broker-Dealers must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of New Capital Securities.

  Each holder of Old Capital Securities who wishes to exchange Old Capital Securities for New Capital Securities in the Exchange Offer will be required to represent that (i) it is not an Affiliate, (ii) any New Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Capital Securities and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Capital Securities. The Letter of Transmittal contains the foregoing representations. In addition, the Corporation and the Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Corporation and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Exchange Act) on behalf of whom such holder holds the Capital Securities to be exchanged in the Exchange Offer. Each Participating Broker-Dealer must acknowledge that it acquired the Old Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Capital Securities. See "Plan of Distribution." The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Corporation and the Trust believe that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the New Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Agreement, the Corporation and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending on the close of business on the first anniversary following the Expiration Date or, if earlier, when all such New Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." Any person, including any Participating Broker-Dealer, who is an Affiliate may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

  In that regard, each Participating Broker-Dealer who surrenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal or delivery of an Agent's Message in lieu thereof, that, upon receipt of notice from the Corporation or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in the light of the circumstances under which they were made, not misleading, or of the occurrence of certain other events specified in the Registration Agreement, such Participating Broker-Dealer will suspend the sale of New Capital Securities pursuant to this Prospectus until the Corporation or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer, or the Corporation or the Trust has given notice that the sale of the New Capital Securities may be resumed, as the case may be.

WITHDRAWAL RIGHTS

  Except as otherwise provided herein, tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date.

  In order for a withdrawal to be effective a written, telegraphic, telex or facsimile transmission of such notice of withdrawal must be timely received by the Exchange Agent at its address set forth under "--Exchange Agent" on or prior to the Expiration Date. Any such notice of withdrawal must specify the name of the person who tendered the Old Capital Securities to be withdrawn, the aggregate principal amount of Old Capital Securities to be withdrawn, and (if certificates for such Old Capital Securities have been tendered) the name of the registered holder of the Old Capital Securities as set forth on the Old Capital Securities, if different from that of the person who tendered such Old Capital Securities. If Old Capital Securities have been delivered or otherwise identified to the Exchange Agent, then prior to the physical release of such Old Capital Securities, the tendering holder must submit the certificate numbers shown on the particular Old Capital Securities to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of Old Capital Securities tendered for the account of an Eligible Institution. If Old Capital Securities have been tendered pursuant to the procedures for book-entry transfer set forth in "-- Procedures for Tendering Old Capital Securities," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Old Capital Securities, in which case a notice of withdrawal will be effective if delivered to the Exchange Agent by written, telegraphic, telex or facsimile transmission on or prior to the Expiration Date. Withdrawals of tenders of Old Capital Securities may not be rescinded. Old Capital Securities properly withdrawn will not be deemed validly tendered for purposes of the Exchange Offer, but may be retendered at any subsequent time on or prior to the Expiration Date by following any of the procedures described above under "--Procedures for Tendering Old Capital Securities."

  All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Corporation and the Trust, in their sole discretion, whose determination shall be final and binding on all parties. Neither the Corporation, the Trust, any Affiliates or assigns of the Corporation or the Trust, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Old Capital Securities which have been tendered but which are withdrawn will be returned to the holder thereof without cost to such holder promptly after withdrawal.

DISTRIBUTIONS ON THE NEW CAPITAL SECURITIES

  Each New Capital Security will pay cumulative Distributions from the most recent Distribution Date on the Old Capital Securities, or if no Distributions have been paid on such Old Capital Securities, from April 23, 1997. Holders of Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive accumulated Distributions on such Old Capital Securities for any period from and after the last Distribution Date with respect to such Old Capital Securities prior to the original issue date of the New Capital Securities or, if no such Distributions have been paid, will not receive any accumulated Distributions on such Old Capital Securities, and will be deemed to have waived the right to receive any Distributions on such Old Capital Securities accumulated from and after such Distribution Date or, if no such Distributions have been paid, from and after April 23, 1997.

CONDITIONS TO THE EXCHANGE OFFER

  Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, the Corporation and the Trust will not be required to accept for exchange, or to exchange, any Old Capital Securities for any New Capital Securities, and, as described below, may terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the following conditions has occurred or exists:

    (i) there shall occur a change in the current interpretation by the staff of the Commission (including oral interpretations) which permits the New Capital Securities issued pursuant to the Exchange Offer in exchange for Old Capital Securities to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder which is an Affiliate) without compliance with the registration and prospectus delivery provisions in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such New Capital Securities;

    (ii) any action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency or body with respect to the Exchange Offer which, in the Corporation's and the Trust's judgment, would reasonably be expected to impair the ability of the Trust or the Corporation to proceed with the Exchange Offer;

    (iii) any law, statute, rule or regulation shall have been adopted or enacted which, in the Corporation's and the Trust's judgment, would reasonably be expected to impair the ability of the Trust or the Corporation to proceed with the Exchange Offer;

    (iv) a banking moratorium shall have been declared by United States federal or New York state authorities which, in the Corporation's and the Trust's judgment, would reasonably be expected to impair the ability of the Trust or the Corporation to proceed with the Exchange Offer;

    (v) trading on the New York Stock Exchange or generally in the United States over-the-counter market shall have been suspended by order of the Commission or any other governmental authority which, in the Trust's and the Corporation's judgment, would reasonably be expected to impair the ability of the Trust or the Corporation to proceed with the Exchange Offer;

    (vi) a stop order shall have been issued by the Commission or any state securities authority suspending the effectiveness of the Registration Statement or proceedings shall have been initiated or, to the knowledge the Corporation or the Trust, threatened for that purpose or any governmental approval has not been obtained, which approval the Corporation and the Trust shall, in their sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby;

    (vii) any change, or any development involving a prospective change, in the business or financial affairs of the Trust or the Corporation or any of its subsidiaries has occurred which, in the judgment of the Corporation and the Trust, might materially impair the ability of the Trust or the Corporation to proceed with the Exchange Offer;

    (viii) there shall occur any change in law or in currently prevailing interpretations thereof by the Commission's staff (including oral interpretations) which causes the Trust and the Corporation to determine upon advice of their outside counsel that they are not permitted to effect the Exchange Offer as contemplated by this Prospectus; or

    (ix) the Corporation shall have received an opinion of a nationally recognized independent tax counsel to the Corporation experienced in such matters to the effect that as a result of the consummation of the Exchange Offer, there is more than an insubstantial risk that (A) if the Junior Subordinated Debt Securities are held by or on behalf of the Trust, (x) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to interest accrued or received on the Junior Subordinated Debt Securities or subject to more than a de minimis amount of other taxes, duties or other governmental charges as determined by such counsel or (y) any portion of interest payable by the Corporation to the Trust on the Junior Subordinated Debt Securities is not, or within 90 days of the date of such opinion will not be, deductible by the Corporation in whole of in part for United States federal income tax purposes or (B) with respect to Junior Subordinated Debt Securities which are no longer held by or on behalf of the Trust, any portion of interest payable by the Corporation on the Junior Subordinated Debt Securities is not, or within 90 days of the date of such opinion will not be, deductible by the Corporation in whole or in part for United States federal income tax purposes.

  If the Corporation and the Trust determine in their sole discretion that any of the foregoing events or conditions has occurred or exists, the Corporation and the Trust may, subject to applicable law, terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) or may waive any such condition or otherwise amend the terms of the Exchange Offer in any respect. If such waiver or amendment constitutes a material change to the Exchange Offer, the Corporation and the Trust will promptly disclose such waiver by means of an amended or supplemented Prospectus that will be distributed to the registered holders of the Old Capital Securities, and the Corporation and the Trust will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

EXCHANGE AGENT

  The Bank of New York has been appointed as Exchange Agent for the Exchange Offer. Delivery of the Letters of Transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this Prospectus or of the Letter of Transmittal, all whether by registered or certified mail, by hand or by overnight courier, should be directed to the Exchange Agent as follows:

       The Bank of New York
       101 Barclay Street
       New York, New York 10286
       Attention: Reorganization Section
       Telephone: (212) 571-3780
       Facsimile: (212) 815-3687

  Delivery to other than the above address or facsimile number will not constitute a valid delivery.

FEES AND EXPENSES

  The Corporation has agreed to pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Corporation will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Old Capital Securities, and in handling or tendering for their customers.

  Holders who tender their Old Capital Securities for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, New Capital Securities are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Old Capital Securities tendered, or if a transfer tax is imposed for any reason other than the exchange of Old Capital Securities in connection with the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

  Neither the Corporation nor the Trust will make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offer.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The Corporation and the Trust expect that the exchange of Old Capital Securities for New Capital Securities should not be a taxable exchange for federal income tax purposes, and the holders of Old Capital Securities should not recognize any taxable gain or loss or any interest income as a result of such exchange.

                     DESCRIPTION OF NEW CAPITAL SECURITIES

  Pursuant to the terms of the Declaration, the Issuer Trustees on behalf of the Trust have issued the Old Capital Securities and the Common Securities and will issue the New Capital Securities. The New Capital Securities will represent beneficial ownership interests in the Trust and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption of the Trust Securities or liquidation of the Trust over the Common Securities, as well as other benefits as described in the Declaration. See "--Subordination of Common Securities." The Declaration has been qualified under the Trust Indenture Act of 1939 (the "Trust Indenture Act"). This summary of certain provisions of the Capital Securities, the Common Securities and the Declaration does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Declaration, including the definitions therein of certain terms. The Declaration is attached as an exhibit to the Registration Statement.

GENERAL

  The Capital Securities (including the Old Capital Securities and the New Capital Securities) will be limited to $100,000,000 aggregate Liquidation Amount at any one time outstanding. The Capital Securities will rank pari passu, and payments will be made thereon pro rata, with the Common Securities except as described under "--Subordination of Common Securities." Legal title to the Junior Subordinated Debt Securities is held by the Property Trustee on behalf of the Trust in trust for the benefit of the holders of the Capital Securities and Common Securities. The Guarantee is a guarantee on a subordinated basis with respect to the Capital Securities but does not guarantee payment of Distributions or amounts payable on redemption of the Capital Securities or on liquidation of the Trust when the Trust does not have funds on hand available to make such payments. See "Description of New Guarantee."

DISTRIBUTIONS

  The Capital Securities represent beneficial ownership interests in the Trust, and Distributions on each Capital Security are payable at a variable annual rate equal to LIBOR plus 1.00% of the stated Liquidation Amount of $1,000, and are payable quarterly in arrears on the 15th day of January, April, July and October of each year to the holders of the Capital Securities at the close of business on the Business Day (as defined herein) immediately preceding such Distribution Date (each, a "record date"). Distributions on the Capital Securities will be cumulative. Distributions will accumulate from the original issue date of the Old Capital Securities. The first Distribution Date for the Capital Securities will be July 15, 1997. The amount of Distributions payable for any period will be computed on the actual number of days elapsed in a year of twelve 30-day months. In the event that any date on which Distributions are payable on the Capital Securities is not a Business Day, payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any additional Distributions or other payments in respect to any such delay) with the same force and effect as if made on the date such payment was originally payable (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed, or a day on which the corporate trust office of the Property Trustee or the Debenture Trustee is closed for business.

  So long as no Debenture Event of Default has occurred and is continuing, the Corporation has the right under the Indenture to defer the payment of interest on the Junior Subordinated Debt Securities at any time or from time to time for a period not exceeding 20 consecutive quarterly periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debt Securities. As a consequence of any such election, quarterly Distributions on the Capital Securities by the Trust will be deferred during any such Extension Period. Distributions to which holders of the Capital Securities are entitled will accumulate additional Distributions thereon at a variable annual rate equal to LIBOR plus 1.00%, compounded quarterly from the relevant payment date for such Distributions during any such Extension Period, to the extent permitted by applicable law. The term "Distributions" as used herein shall include any such additional Distributions. During any such Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock (which includes common and preferred stock), (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation (including Other Debentures) that rank pari passu with or junior in interest to the Junior Subordinated Debt Securities, or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including Other Guarantees) if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debt Securities (other than (a) dividends or distributions in Common Stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) purchases or acquisitions of shares of the Corporation's Common Stock in connection with the satisfaction by the Corporation of its obligations under any employee benefit plan or any other contractual obligation of the Corporation (other than a contractual obligation ranking pari passu with or junior to the Junior Subordinated Debt Securities), (e) as a result of a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock or (f) the purchase of fractional interests in shares of the Corporation's stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged). Prior to the termination of any such Extension Period, the Corporation may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 20 consecutive quarterly periods or to extend beyond the Stated Maturity of the Junior Subordinated Debt Securities. Upon the termination of any such Extension Period and the payment of all amounts then accrued and unpaid on the Junior Subordinated Debt Securities (together with interest thereon accrued at a variable annual rate equal to LIBOR plus 1.00%, compounded quarterly, to the extent permitted by applicable law), and subject to the foregoing limitations, the Corporation may elect to begin a new Extension Period. No interest or other amounts shall be due and payable during an Extension Period, except at the end thereof. The Corporation must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any such Extension Period at least three Business Days prior to the earlier of
(i) the date the Distributions on the Capital Securities would have been payable except for the election to begin such Extension Period or (ii) the date the Administrative Trustees are required to give notice to any automated quotation system or to holders of such Capital Securities of the record date or the date such Distributions are payable, but in any event not less than three Business Days prior to such record date. The Debenture Trustee shall give notice of the Corporation's election to begin or extend an Extension Period to the holders of the Capital Securities. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "Description of New Junior Subordinated Debt Securities--Option to Extend Interest Payment Date" and "Certain United States Federal Income Tax Consequences--Interest Income and Original Issue Discount."

  The Corporation has no current intention of exercising its right to defer payments of interest on the Junior Subordinated Debt Securities.

  The revenue of the Trust available for distribution to holders of the Capital Securities will be limited to payments under the Junior Subordinated Debt Securities in which the Trust will invest the proceeds from the issuance and sale of the Trust Securities. See "Description of New Junior Subordinated Debt Securities--General." If the Corporation does not make interest payments on the Junior Subordinated Debt Securities, the Property Trustee will not have funds available to pay Distributions on the Capital Securities. The payment of Distributions (if and to the extent the Trust has funds legally available for the payment of such Distributions and cash sufficient to make such payments) is guaranteed by the Corporation on a limited basis as set forth herein under "Description of New Guarantee."

MANDATORY REDEMPTION

  The Junior Subordinated Debt Securities will mature on April 15, 2027. The Junior Subordinated Debt Securities may be redeemed by the Corporation, in whole or in part, at any time and from time to time on or after April 15, 2007, at par, plus accrued and unpaid interest thereon to the date of redemption. In addition, the Junior Subordinated Debt Securities may be redeemed by the Corporation at any time, in whole but not in part, in certain circumstances described herein upon the occurrence and continuation of a Tax Event or a Capital Treatment Event, within 90 days following the occurrence of such Tax Event or Capital Treatment Event, as the case may be, at par, plus accrued and unpaid interest thereon to the date of redemption, upon not less than 30 nor more than 60 days' notice to holders of such Junior Subordinated Debt Securities. In each case, the right of the Corporation to redeem the Junior Subordinated Debt Securities is subject to the Corporation having received prior approval from the Federal Reserve, if then required under applicable capital guidelines or policies of the Federal Reserve.

  Upon the repayment in full at maturity or redemption in whole or in part of the Junior Subordinated Debt Securities (other than following the distribution of the Junior Subordinated Debt Securities to the holders of the Trust Securities), the proceeds from such repayment or payment shall concurrently be applied to redeem on a pro rata basis at the Redemption Price, Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Junior Subordinated Debt Securities so repaid or redeemed; provided, however, that holders of such Trust Securities shall be given not less than 30 nor more than 60 days' notice of such redemption (other than at the Stated Maturity of the Junior Subordinated Debt Securities). See "Description of New Junior Subordinated Debt Securities--Optional Redemption." In the event that fewer than all of the outstanding Capital Securities are to be redeemed, the Capital Securities held in book-entry form will be redeemed in accordance with the procedures of DTC as described under "--Form, Denominations, Book-Entry Procedures and Transfer."

  "Tax Event" means the receipt by the Trust or the Corporation of an opinion of a nationally recognized independent tax counsel to the Corporation experienced in such matters to the effect that, as a result of (a) any amendment to or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) any judicial decision or official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any notice or announcement of intent to adopt such procedures or regulations (an "Administrative Action") or (c) any amendment to or change in the administrative position or interpretation of any Administrative Action or judicial decision that differs from the theretofore generally accepted position, in each case, by any legislative body, court, governmental agency or regulatory body, irrespective of the manner in which such amendment or change is made known, which amendment or change is effective or such Administrative Action or decision is announced, in each case, on or after the Issue Date, there is more than an insubstantial risk that (x) if the Trust holds the Junior Subordinated Debt Securities, (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to interest accrued or received on the Junior Subordinated Debt Securities or subject to more than a de minimis amount of other taxes, duties or other governmental charges as determined by such counsel, or (ii) any portion of interest payable by the Corporation to the Trust on the Junior Subordinated Debt Securities is not, or within 90 days of the date of such opinion will not be, deductible by the Corporation in whole or in part for United States federal income tax purposes or (y) with respect to Junior Subordinated Debt Securities which are no longer held by the Trust, any portion of interest payable by the Corporation on the Junior Subordinated Debt Securities is not, or within 90 days of the date of such opinion will not be, deductible by the Corporation in whole or in part for United States federal income tax purposes.

  "Capital Treatment Event" means the Corporation shall have received an opinion of independent bank regulatory counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any rules or regulations thereunder) of the United States or any political subdivision thereof or therein or any rules, guidelines or policies of the Federal Reserve or (b) any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement, action or decision is announced on or after the Issue Date of the Capital Securities, the Corporation will not be entitled to treat the Capital Securities as "Tier 1 Capital" (or the equivalent thereof) for purposes of the risk-based capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Corporation; provided, however, that the distribution of the Junior Subordinated Debt Securities in connection with the liquidation of the Trust by the Corporation shall not in and of itself constitute a Capital Treatment Event.

  If the Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Corporation will pay as additional amounts on the Junior Subordinated Debt Securities the Additional Sums (as defined below).

  "Additional Sums" means the additional amounts as may be necessary in order that the amount of Distributions then due and payable by the Trust on the outstanding Capital Securities and Common Securities shall not be reduced as a result of any additional taxes, duties and other governmental charges to which the Trust has become subject as a result of a Tax Event.

REDEMPTION PROCEDURES

  Trust Securities shall be redeemed, if at all, at the Redemption Price with the proceeds from the contemporaneous repayment or redemption of the Junior Subordinated Debt Securities. Redemptions of the Trust Securities shall be made and the Redemption Price shall be payable on each Redemption Date (as defined below) only to the extent that the Trust has funds on hand available for the payment of such Redemption Price. See also "--Subordination of Common Securities."

  If the Trust gives a notice of redemption in respect of the Capital Securities, then, by 12:00 noon, New York City time, on the date fixed for redemption (the "Redemption Date"), to the extent funds are available, with respect to the Capital Securities held in global form, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of the Capital Securities. See "--Form, Denomination, Book-Entry Procedures and Transfer." With respect to the Capital Securities held in certificated form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the Capital Securities funds sufficient to pay the Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing the Capital Securities. See "--Payment and Paying Agency." Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date shall be payable to the holders of the Capital Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of the Capital Securities will cease, except the right of the holders of the Capital Securities to receive the Redemption Price, but without interest on such Redemption Price, and the Capital Securities will cease to be outstanding. In the event that any date fixed for redemption of Capital Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price is improperly withheld or refused and not paid either by the Trust or by the Corporation pursuant to the Guarantee as described under "Description of New Guarantee," Distributions on Capital Securities will continue to accrue at the then applicable rate, from the Redemption Date originally established by the Trust to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

  Subject to applicable law (including, without limitation, United States federal securities law), the Corporation or its subsidiaries may at any time and from time to time purchase outstanding Capital Securities by tender in the open market or by private agreement.

  Notice of any redemption (other than at the Stated Maturity of the Junior Subordinated Debt Securities) will be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of Trust Securities at its registered address. Unless the Corporation defaults in payment of the Redemption Price on, or in the repayment of, the Junior Subordinated Debt Securities, on and after the Redemption Date, Distributions will cease to accrue on the Trust Securities called for redemption.

LIQUIDATION OF THE TRUST AND DISTRIBUTION OF JUNIOR SUBORDINATED DEBT
SECURITIES

  The Corporation, as the holder of the outstanding Common Securities, will have the right at any time (including, without limitation, upon the occurrence of a Tax Event or Capital Treatment Event) to terminate the Trust and cause a Like Amount of the Junior Subordinated Debt Securities to be distributed to the holders of the Trust Securities upon liquidation of the Trust; provided, however, that following such distribution of the Junior Subordinated Debt Securities, the Corporation agrees to use its best efforts to maintain any ratings of such Junior Subordinated Debt Securities by any nationally recognized rating agency for so long as any such Junior Subordinated Debt Securities are outstanding. Such right to terminate is subject to prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve.

  Upon liquidation of the Trust and certain other events, the Junior Subordinated Debt Securities may be distributed to holders of the Capital Securities. Under current United States federal income tax law, a distribution of Junior Subordinated Debt Securities upon the dissolution of the Trust would not be a taxable event to holders of the Capital Securities. If, however, the Trust is characterized for United States federal income tax purposes as an association taxable as a corporation at the time of dissolution of the Trust, the distribution of the Junior Subordinated Debt Securities may constitute a taxable event to holders of Capital Securities. See "Certain United States Federal Income Tax Consequences--Distribution of Junior Subordinated Debt Securities to Holders of Capital Securities."

  The Trust shall automatically terminate upon the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Corporation;
(ii) the distribution of a Like Amount of the Junior Subordinated Debt Securities to the holders of the Trust Securities if the Corporation, as Depositor, has given written direction to the Property Trustee to terminate the Trust (which direction is optional and, except as described above, wholly within the discretion of the Corporation, as Depositor); (iii) redemption of all of the Trust Securities as described under "--Mandatory Redemption" above;
(iv) expiration of the term of the Trust; and (v) the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

  If an early termination occurs as described in clause (i), (ii), (iv) or (v) above, the Trust shall be liquidated by the Issuer Trustees as expeditiously as the Issuer Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of such Trust Securities a Like Amount of the Junior Subordinated Debt Securities, unless such distribution would not be practical, in which event such holders will be entitled to receive out of the assets of the Trust available for distribution to holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to, in the case of holders of Capital Securities, the aggregate of the Liquidation Amount plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Capital Securities shall be paid on a pro rata basis. The holder(s) of the Common Securities will be entitled to receive Distributions upon any such liquidation pro rata with the holders of the Capital Securities, except that if a Debenture Event of Default (or an event that, with notice or passage of time, would become such an Event of Default) or an Event of Default under the Declaration has occurred and is continuing, the Capital Securities shall have a priority over the Common Securities with respect to any such distributions. See "--Subordination of Common Securities." If an early termination occurs as described in clause (v) above, the Junior Subordinated Debt Securities will be subject to optional redemption in whole (but not in part).

  "Like Amount" means (i) with respect to a redemption of Capital Securities, Capital Securities having a Liquidation Amount equal to that portion of the principal amount of Junior Subordinated Debt Securities to be contemporaneously redeemed in accordance with the Indenture, allocated to the Common Securities and to the Capital Securities based upon the relative Liquidation Amounts of such classes and the proceeds of which will be used to pay the Redemption Price of the Capital Securities and (ii) with respect to a distribution of Junior Subordinated Debt Securities to holders of Capital Securities in connection with a dissolution or liquidation of the Trust, Junior Subordinated Debt Securities having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Junior Subordinated Debt Securities are distributed.

  If the Corporation elects not to redeem the Junior Subordinated Debt Securities prior to maturity and the Trust is not liquidated and the Junior Subordinated Debt Securities are not distributed to holders of the Trust Securities, the Capital Securities will remain outstanding until the repayment of the Junior Subordinated Debt Securities at the Stated Maturity.

  After the liquidation date is fixed for any distribution of Junior Subordinated Debt Securities to holders of the Trust Securities, (i) the Capital Securities will no longer be deemed to be outstanding, (ii) DTC or its nominee, as the record holder of the Capital Securities, will receive a registered global certificate or certificates representing the Junior Subordinated Debt Securities to be delivered upon such distribution with respect to Capital Securities held by DTC or its nominee and (iii) any certificates representing Capital Securities not held by DTC or its nominee will be deemed to represent Junior Subordinated Debt Securities having a principal amount equal to the Liquidation Amount of such Capital Securities and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on such Capital Securities until such certificates are presented to the Administrative Trustees or their agent for cancellation, whereupon the Corporation will issue to such holder, and the Debenture Trustee will authenticate, a certificate representing such Junior Subordinated Debt Securities.

  There can be no assurance as to the market prices for the Capital Securities or the Junior Subordinated Debt Securities that may be distributed in exchange for the Trust Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Capital Securities that an investor may purchase, or the Junior Subordinated Debt Securities that the investor may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Capital Securities offered hereby.

SUBORDINATION OF COMMON SECURITIES

  Payment of Distributions on, and the Redemption Price of, the Capital Securities and Common Securities, as applicable, shall be made pro rata to the holders of Capital Securities and Common Securities based on the Liquidation Amount of the Trust Securities, provided that, if on any Distribution Date or Redemption Date any Debenture Event of Default (or an event that, with notice or passage of time, would become such an Event of Default) or an Event of Default under the Declaration shall have occurred and be continuing, no payment of any Distribution on, or Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Capital Securities for all Distribution periods terminating on or prior thereto, or, in the case of payment of the Redemption Price, the full amount of such Redemption Price on all of the outstanding Capital Securities, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or the Redemption Price of, the Capital Securities then due and payable.

  In the case of any Event of Default under the Declaration resulting from a Debenture Event of Default, the Corporation as holder of the Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under the Declaration until the effect of all such Events of Default have been cured, waived or otherwise eliminated. Until all such Events of Default under the Declaration have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of such Capital Securities and not on behalf of the Corporation as holder of the Common Securities, and only the holders of the Capital Securities will have the right to direct the Property Trustee to act on their behalf.

EVENTS OF DEFAULT; NOTICE

  Any one of the following events constitutes an "Event of Default" under the Declaration (an "Event of Default") (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

    (i) the occurrence of a Debenture Event of Default (see "Description of New Junior Subordinated Debt Securities--Debenture Events of Default");

    (ii) default by the Trust in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days;

    (iii) default by the Trust in the payment of any Redemption Price of any Trust Security when it becomes due and payable;

    (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in the Declaration (other than a covenant or warranty, a default in the performance of which or the breach of which is addressed in clause (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Issuer Trustee or Issuer Trustees by the holders of at least 25% in aggregate Liquidation Amount of the outstanding Capital Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Declaration; or

    (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and the failure by the Corporation to appoint a successor Property Trustee within 60 days thereof.

  Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of the Capital Securities, the Administrative Trustees and the Corporation, as Depositor, unless such Event of Default shall have been cured or waived. The Corporation, as Depositor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Declaration.

  If a Debenture Event of Default (or an event that with notice or the passage of time, would become such an Event of Default) or an Event of Default under the Declaration has occurred and is continuing, the Capital Securities shall have a preference over the Common Securities as described above. See "-- Liquidation of the Trust and Distribution of Junior Subordinated Debt Securities" and "--Subordination of Common Securities."

REMOVAL OF ISSUER TRUSTEES

  Unless a Debenture Event of Default shall have occurred and be continuing, any Issuer Trustee may be removed at any time by the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Capital Securities. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Corporation as the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Declaration.

CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE

  Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust's property may at the time be located, the Corporation, as the holder of the Common Securities, and the Administrative Trustees shall have power to appoint one or more persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of such Trust's property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the Declaration. In case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment.

MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

  Any person into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which such Issuer Trustee shall be a party, or any person succeeding to all or substantially all the corporate trust business of such Issuer Trustee, shall be the successor of such Issuer Trustee under the Declaration, provided such person shall be otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE TRUST

  The Trust may not merge with or into, consolidate, amalgamate or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other person, except as described below or as otherwise set forth in the Declaration. The Trust may, at the request of the Corporation, as Depositor, with the consent of the Administrative Trustees but without the consent of the holders of the Capital Securities, the Property Trustee or the Delaware Trustee, merge with or into, consolidate, amalgamate or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized as such under the laws of any State; provided, however, that (i) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Capital Securities or (b) substitutes for the Capital Securities other securities having substantially the same terms as the Capital Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Capital Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Corporation expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Junior Subordinated Debt Securities, (iii) the Successor Securities are listed or traded, or any Successor Securities will be listed or traded upon notification of issuance, on any national securities exchange or other organization on which the Capital Securities are then listed or traded, if any, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose identical and limited to that of the Trust, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Corporation has received an opinion from independent counsel to the Trust experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940 (the "Investment Company Act") and (viii) the Corporation or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in Liquidation Amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity to be classified as an association taxable as a corporation or as other than a grantor trust for United States federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF THE DECLARATION

  Except as provided below and under "Description of New Guarantee--Amendments and Assignment" and as otherwise required by law and the Declaration, the holders of the Capital Securities will have no voting rights.

  The Declaration may be amended from time to time by the Corporation, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Trust Securities, (i) to cure any ambiguity, correct or supplement any provision in the Declaration that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Declaration, which shall not be inconsistent with the other provisions of the Declaration, or (ii) to modify, eliminate or add to any provisions of the Declaration to such extent as shall be necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust or as other than an association taxable as a corporation at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act; provided, however, that in the case of clause (i), such action shall not adversely affect in any material respect the interests of any holder of Trust Securities, and any amendments of the Declaration shall become effective when notice thereof is given to the holders of the Trust Securities. The Declaration may be amended by the Issuer Trustees and the Corporation with (i) the consent of holders representing not less than a majority (based upon Liquidation Amounts) of the outstanding Capital Securities, and (ii) receipt by the Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not cause the Trust to be classified as an association taxable as a corporation or affect the Trust's status as a grantor trust for United States federal income tax purposes or the Trust's exemption from status as an "investment company" under the Investment Company Act. In addition, without the consent of each holder of Trust Securities, the Declaration may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

  So long as any Junior Subordinated Debt Securities are held by the Trust, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Property Trustee with respect to the Junior Subordinated Debt Securities, (ii) waive any past default that is waivable under Section 5.13 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debt Securities shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debt Securities, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate Liquidation Amount of all outstanding Capital Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Junior Subordinated Debt Securities affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of the Capital Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Capital Securities except by subsequent vote of such holders. The Property Trustee shall notify each holder of Capital Securities of any notice of default with respect to the Junior Subordinated Debt Securities. In addition to obtaining the foregoing approvals of such holders of the Capital Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Trust will not be classified as an association taxable as a corporation for United States federal income tax purposes as a result of such action and such action would not cause the Trust to be classified as other than a grantor trust for United States federal income tax purposes.

  Any required approval of holders of Capital Securities may be given at a meeting of such holders convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Capital Securities in the manner set forth in the Declaration.

  No vote or consent of the holders of Capital Securities will be required for the Trust to redeem and cancel the Capital Securities in accordance with the Declaration.

  Notwithstanding that holders of the Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned by the Corporation, the Issuer

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

Trustees or any affiliate of the Corporation or any Issuer Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

EXPENSES AND TAXES

  In the Indenture, the Corporation, as borrower, has agreed to pay all debts and other obligations (other than with respect to payments of Distributions, amounts payable upon redemption and the Liquidation Amount of the Trust Securities) and all costs and expenses of the Trust (including costs and expenses relating to the organization of the Trust, the fees and expenses of the Issuer Trustees and the costs and expenses relating to the operation of the Trust) and the offering of the Capital Securities, and to pay any and all taxes and all costs and expenses with respect to the foregoing (other than United States withholding taxes) to which the Trust might become subject. The foregoing obligations of the Corporation under the Indenture are for the benefit of, and shall be enforceable by, any person to whom any such debts, obligations, costs, expenses and taxes are owed (a "Creditor") whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations of the Corporation directly against the Corporation, and the Corporation has irrevocably waived any right or remedy to require that any such Creditor take any action against the Trust or any other person before proceeding against the Corporation. The Corporation has also agreed in the Indenture to execute such additional agreement(s) as may be necessary or desirable to give full effect to the foregoing.

FORM, DENOMINATION, BOOK-ENTRY PROCEDURES AND TRANSFER

  In the event that Capital Securities are issued in certificated form, such Capital Securities will be in blocks having a Liquidation Amount of $100,000 (100 Capital Securities) and integral multiples of $1,000 in excess thereof and may be transferred or exchanged in such blocks in the manner and at the offices described below.

  The New Capital Securities initially will be represented by one or more Capital Securities in registered, global form (collectively, the "Global Capital Securities"). The Global Capital Securities will be deposited upon issuance with the Property Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

  Except as set forth below, the Global Capital Securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee and only in amounts that would not cause a holder to own less than 100 Capital Securities. Beneficial interests in the Global Capital Securities may not be exchanged for Capital Securities in certificated form except in the limited circumstances described below. In addition, transfer of beneficial interests in the Global Capital Securities will be subject to the applicable rules and procedures of DTC and its direct or indirect participants which may change from time to time. See "--Exchange of Book-Entry Capital Securities for Certificated Capital Securities."

 Depositary Procedures

  DTC has advised the Trust and the Corporation as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes to accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

  DTC has also advised the Trust and the Corporation that, pursuant to procedures established by it, ownership of interests in the Global Capital Securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Capital Securities).

  Investors in the Global Capital Securities may hold their interests therein directly through DTC, if they are Participants in DTC, or indirectly through organizations which are Participants in such system. All interests in a Global Capital Security will be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in certificated form of certain securities, such as the Capital Securities, that they own. Consequently, the ability to transfer beneficial interests in a Global Capital Security to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Capital Security to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the Capital Securities, see "--Exchange of Book-Entry Capital Securities for Certificated Capital Securities."

  EXCEPT AS DESCRIBED BELOW, OWNERS OF BENEFICIAL INTERESTS IN THE GLOBAL CAPITAL SECURITIES WILL NOT BE ENTITLED TO HAVE CAPITAL SECURITIES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE OR BE ENTITLED TO RECEIVE PHYSICAL DELIVERY OF CAPITAL SECURITIES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR HOLDERS THEREOF UNDER THE DECLARATION FOR ANY PURPOSE.

  Payments in respect of the Global Capital Security registered in the name of DTC or its nominee will be payable by the Property Trustee to DTC or its nominee as the registered holder under the Declaration by wire transfer in immediately available funds on each Distribution Date. Under the terms of the Declaration, the Property Trustee will treat the persons in whose names the Capital Securities, including the Global Capital Securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Property Trustee nor any agent thereof has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to, or payments made on account of, beneficial ownership interests in the Global Capital Securities, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Capital Securities, or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Trust and the Corporation that its current practice, upon receipt of any payment in respect of securities such as the Capital Securities, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in Liquidation Amount of beneficial interests in the Global Capital Security, as shown on the records of DTC, unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Capital Securities represented by Global Capital Securities held through such Participants will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Property Trustee or the Trust. Neither the Trust nor the Property Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Capital Securities, and the Trust and the Property Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

  Interests in the Global Capital Securities will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

  DTC has advised the Trust and the Corporation that it will take any action permitted to be taken by a holder of Capital Securities (including, without limitation, the presentation of Capital Securities for exchange as described below) only at the direction of one or more Participants to whose account with DTC interests in the Global Capital Securities are credited and only in respect of such portion of the aggregate Liquidation Amount of the Capital Securities represented by the Global Capital Securities as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Declaration, DTC reserves the right to exchange the Global Capital Securities for legended Capital Securities in certificated form and to distribute such Capital Securities to its Participants.

  So long as DTC or its nominee is the registered owner of the Global Capital Securities, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Capital Securities represented by the Global Capital Security for all purposes under the Declaration.

  Neither DTC nor its nominee will consent or vote with respect to the Capital Securities. Under its usual procedures, DTC would mail an omnibus proxy to the Trust as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of DTC or its nominee to those Participants to whose accounts the Capital Securities are credited on the record date (identified in a listing attached to the omnibus proxy).

  The information in this section concerning DTC and its book-entry system has been obtained from sources that the Trust and the Corporation believe to be reliable, but neither the Trust nor the Corporation takes responsibility for the accuracy thereof.

  Although DTC has agreed to the foregoing procedures to facilitate transfers of interest in the Global Capital Securities among Participants in DTC, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Trust nor the Property Trustee will have any responsibility for the performance by DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

 Exchange of Book-Entry Capital Securities for Certificated Capital Securities

  A Global Capital Security is exchangeable for Capital Securities in registered certificated form if (i) DTC (x) notifies the Trust that it is no longer willing or able to properly discharge its responsibilities with respect to the Capital Securities and the Corporation is unable to locate a qualified successor, or (y) has ceased to be a "clearing agency" registered under the Exchange Act; (ii) the Trust at its sole option elects to terminate the book-entry system through DTC; or (iii) there shall have occurred and be continuing a Debenture Event of Default. In addition, beneficial interests in a Global Capital Security may be exchanged by or on behalf of DTC for certificated Capital Securities upon request by DTC, but only upon at least 20 days prior written notice given to the Property Trustee in accordance with DTC's customary procedures. In all cases, certificated Capital Securities delivered in exchange for any Global Capital Security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).

PAYMENT AND PAYING AGENCY

  Payments in respect of the Capital Securities held in global form shall be made to DTC, which shall credit the relevant accounts at DTC on the applicable Distribution Dates or in respect of the Capital Securities that are not held by DTC, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register. The paying agent (the "Paying Agent") initially is the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and the Corporation. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee, the Administrative Trustees and the Corporation. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and the Corporation) to act as Paying Agent.

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

  The Bank of New York has informed the Trust that so long as it serves as paying agent for the Capital Securities, it anticipates that information regarding Distributions on the Capital Securities, including payment date, record date and redemption information, will be made available through The Bank of New York at 101 Barclay Street, New York, New York 10286, Attn:
Corporate Trust Department.

RESTRICTIONS ON TRANSFER

  The New Capital Securities will be issued, and may be transferred only, in blocks having a liquidation amount (the "Liquidation Amount") of $100,000 (100 Capital Securities) and integral multiples of $1,000 in excess thereof. Any attempted transfer, sale or other disposition of New Capital Securities in a block having a Liquidation Amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such New Capital Securities for any purpose, including but not limited to the receipt of Distributions on such New Capital Securities, and such transferee shall be deemed to have no interest whatsoever in such New Capital Securities.

REGISTRAR AND TRANSFER AGENT

  The Property Trustee is acting as the registrar and transfer agent for the Capital Securities.

  Registration of transfers of the Capital Securities will be effected without charge by or on behalf of the Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trust will not be required to register or cause to be registered the transfer or exchange of the Capital Securities after they have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

  The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Declaration and, during the existence of an Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Trust Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the Declaration or is unsure of the application of any provision of the Declaration, and the matter is not one on which holders of the Capital Securities or the Common Securities are entitled under the Declaration to vote, then the Property Trustee shall take such action as is directed by the Corporation and, if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

MISCELLANEOUS

  The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United States federal income tax purposes or as other than a grantor trust for United States federal income tax purposes, and so that the Junior Subordinated Debt Securities will be treated as indebtedness of the Corporation for United States federal income tax purposes. In this connection, the Corporation and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the Declaration, that the Corporation and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Trust Securities.

  Holders of the Trust Securities have no preemptive or similar rights.

  The Trust may not borrow money or issue debt or mortgage or pledge any of its assets.

            DESCRIPTION OF NEW JUNIOR SUBORDINATED DEBT SECURITIES

  The Old Junior Subordinated Debt Securities were issued, and the New Junior Subordinated Debt Securities will be issued, as a separate series under the Indenture. The Indenture has been qualified under the Trust Indenture Act. This summary of certain terms and provisions of the Junior Subordinated Debt Securities and the Indenture does not purport to be complete, and where reference is made to particular provisions of the Indenture, such provisions, including the definitions of certain terms, some of which are not otherwise defined herein, are qualified in their entirety by reference to all of the provisions of the Indenture and those terms made a part of the Indenture by the Trust Indenture Act. The Indenture is attached as an exhibit to the Registration Statement.

GENERAL

  Concurrently with the issuance of the Old Capital Securities and the Common Securities, the Trust invested the proceeds thereof in the Junior Subordinated Debt Securities issued by the Corporation. The Junior Subordinated Debt Securities bear interest at a variable annual rate equal to LIBOR plus 1.00%, payable quarterly in arrears on the 15th day of January, April, July and October of each year (each, an "Interest Payment Date"), commencing July 15, 1997, to the person in whose name each Junior Subordinated Debt Security is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. It is anticipated that, until the liquidation of the Trust, each Junior Subordinated Debt Security will be held in the name of the Property Trustee in trust for the benefit of the holders of the Trust Securities. The amount of interest payable for any period will be computed on the basis of the actual number of days elapsed in a year of twelve 30-day months. In the event that any date on which interest is payable on the Junior Subordinated Debt Securities is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at a variable annual rate equal to LIBOR plus 1.00%, compounded quarterly from the relevant Interest Payment Date. The term "interest" as used herein shall include quarterly payments, interest on quarterly interest payments not paid on the applicable Interest Payment Date and Additional Sums, as applicable. Unless previously redeemed or repurchased, the Junior Subordinated Debt Securities will mature on April 15, 2027. See "--Optional Redemption."

  Pursuant to the Exchange Offer, the Corporation will exchange the Old Junior Subordinated Debt Securities for the New Junior Subordinated Debt Securities as soon as practicable after the date hereof. No Old Junior Subordinated Debt Securities will remain outstanding after such exchange. The Junior Subordinated Debt Securities are unsecured and rank junior and be subordinate in right of payment to all Senior Debt. Because the Corporation is a bank holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary, including the Bank, upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Capital Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of such subsidiary, except to the extent that the Corporation may itself be recognized as a creditor of such subsidiary. Accordingly, the Junior Subordinated Debt Securities will be subordinated to all Senior Debt and effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and holders of Junior Subordinated Debt Securities should look only to the assets of the Corporation for payments on the Junior Subordinated Debt Securities. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Debt, whether under the Indenture or any existing or other indenture that the Corporation may enter into in the future or otherwise. See "--Subordination."

  The Junior Subordinated Debt Securities rank pari passu with all Other Debentures issued under the Indenture and are unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Indenture to all Senior Debt of the Corporation. See "--Subordination." As a holding company, the Corporation conducts its operations principally through its subsidiaries and, therefore, its principal source of cash, other than its investing and financing activities, is receipt of dividends from the Bank. The Corporation is a legal entity separate and distinct from the Bank and its other subsidiaries. See "Risk Factors--Ranking of Obligations Under the Guarantee and the Junior Subordinated Debt Securities" and "--Status of the Corporation as a Bank Holding Company." The Bank is subject to certain restrictions imposed by federal law on any extensions of credit to, and certain other transactions with, the Corporation and certain other affiliates, and on investments in stock or other securities thereof. Such restrictions prevent the Corporation and such other affiliates from borrowing from the Bank unless the loans are secured by various types of collateral. In addition, payment of dividends to the Corporation by the Bank is subject to ongoing review by banking regulators and is subject to various statutory limitations and in certain circumstances requires approval by banking regulatory authorities. The Other Debentures will be issuable in one or more series pursuant to an indenture supplemental to the Indenture or a resolution of the Corporation's Board of Directors or a committee thereof.

DENOMINATIONS, REGISTRATION AND TRANSFER

  The Junior Subordinated Debt Securities will be represented by one or more global certificates registered in the name of Cede & Co. as the nominee of DTC if, and only if, distributed to the holders of the Trust Securities. Until such time, the Junior Subordinated Debt Securities will be held in the name of the Property Trustee in trust for the benefit of the holders of the Trust Securities. Should the Junior Subordinated Debt Securities be distributed to holders of the Trust Securities, beneficial interests in the Junior Subordinated Debt Securities will be shown on, and transfers thereof will be effected only through, records maintained by Participants in DTC. Except as described below, Junior Subordinated Debt Securities in certificated form will not be issued in exchange for the global certificates.

  A global security shall be exchangeable for Junior Subordinated Debt Securities registered in the names of persons other than Cede & Co. only if
(i) DTC notifies the Corporation that it is unwilling or unable to continue as a depositary for such global security and no successor depositary shall have been appointed, or if at any time DTC ceases to be a "clearing agency" registered under the Exchange Act, at a time when DTC is required to be so registered to act as such depositary, (ii) the Corporation in its sole discretion determines that such global security shall be so exchangeable, or
(iii) there shall have occurred and be continuing a Debenture Event of Default. Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for certificates registered in such names as DTC shall direct. It is expected that such instructions will be based upon directions received by DTC from its Participants with respect to ownership of beneficial interests in such global security. In the event that Junior Subordinated Debt Securities are issued in certificated form, such Junior Subordinated Debt Securities will be in minimum blocks having an aggregate principal amount of $100,000 and integral multiples of $1,000 in excess thereof and may be transferred or exchanged only in such minimum denominations and in the manner and at the offices described below.

  Payments on Junior Subordinated Debt Securities represented by a global security will be made to DTC, as the depositary for the Junior Subordinated Debt Securities. In the event Junior Subordinated Debt Securities are issued in certificated form, principal and interest will be payable, the transfer of the Junior Subordinated Debt Securities will be registrable, and Junior Subordinated Debt Securities will be exchangeable for Junior Subordinated Debt Securities of other denominations of a like aggregate principal amount, at the corporate office of the Debenture Trustee in New York, New York, or at the offices of any paying agent or transfer agent appointed by the Corporation, provided that payment of interest may be made at the option of the Corporation by check mailed to the address of the persons entitled thereto or by wire transfer.

  For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Description of New Capital Securities--Form, Denomination, Book-Entry Procedures and Transfer." If the Junior Subordinated Debt Securities are distributed to the holders of the Trust Securities upon the termination of the Trust, the form, denomination, book-entry and transfer procedures with respect to the Capital Securities as described under "Description of New Capital Securities--Form, Denomination, Book-Entry Procedures and Transfer," shall apply to the Junior Subordinated Debt Securities mutatis mutandis.

PAYMENT AND PAYING AGENTS

  Payment of principal of and any interest on Junior Subordinated Debt Securities will be made at the office of the Debenture Trustee in The City of New York or at the office of such Paying Agent or Paying Agents as the Corporation may designate from time to time, except that at the option of the Corporation payment of any interest may be made (except in the case of Junior Subordinated Debt Securities in global form), (i) by check mailed to the address of the person entitled thereto as such address shall appear in the register for Junior Subordinated Debt Securities or (ii) by wire transfer to an account specified by the person entitled thereto as specified in such register, provided that proper transfer instructions have been received by the relevant Record Date. Payment of any interest on any Junior Subordinated Debt Security will be made to the person in whose name such Junior Subordinated Debt Security is registered at the close of business on the Record Date for such interest, except in the case of defaulted interest. The Corporation may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; however the Corporation will at all times be required to maintain a Paying Agent in each Place of Payment for the Junior Subordinated Debt Securities.

  Any moneys deposited with the Debenture Trustee or any Paying Agent, or then held by the Corporation in trust, for the payment of the principal of or interest on any Junior Subordinated Debt Security and remaining unclaimed for two years after such principal or interest has become due and payable shall, at the request of the Corporation, be repaid to the Corporation and the holder of such Junior Subordinated Debt Security shall thereafter look, as a general unsecured creditor, only to the Corporation for payment thereof.

OPTION TO EXTEND INTEREST PAYMENT DATE

  So long as no Debenture Event of Default has occurred and is continuing, the Corporation has the right under the Indenture to defer the payment of interest on the Junior Subordinated Debt Securities at any time or from time to time for a period not exceeding 20 consecutive quarterly periods with respect to each Extension Period, provided, that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debt Securities. At the end of an Extension Period, the Corporation must pay all interest then accrued and unpaid on the Junior Subordinated Debt Securities (together with interest thereon accrued at a variable annual rate equal to LIBOR plus 1.00%, compounded quarterly from the relevant Interest Payment Date, to the extent permitted by applicable law). During an Extension Period and for so long as the Junior Subordinated Debt Securities remain outstanding, interest will continue to accrue and holders of Junior Subordinated Debt Securities (and holders of the Capital Securities while Capital Securities are outstanding) will be required to accrue interest income (in the form of OID) for United States federal income tax purposes. See "Certain United States Federal Income Tax Consequences--Interest Income and Original Issue Discount."

  During any Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock (which includes common and preferred stock), (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation (including any Other Debentures) that rank pari passu with or junior in interest to the Junior Subordinated Debt Securities or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including any Other Guarantees) if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debt Securities (other than (a) dividends or distributions in Common Stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto,
(c) payments under the Guarantee, (d) purchases or acquisitions of shares of the Corporation's Common Stock in connection with the satisfaction by the Corporation of its obligations under any employee benefit plan or any other contractual obligation of the Corporation (other than a contractual obligation ranking pari passu with or junior to the Junior Subordinated Debt Securities),
(e) as a result of a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock or (f) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged). Prior to the termination of any Extension Period the Corporation may further extend such Extension Period, provided, however, that such extension does not cause such Extension Period to exceed 20 consecutive quarterly periods or to extend beyond the Stated Maturity of the Junior Subordinated Debt Securities. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid on the Junior Subordinated Debt Securities (together with interest thereon accrued at a variable annual rate equal to LIBOR plus 1.00%, compounded quarterly, to the extent permitted by applicable law), and subject to the foregoing limitations, the Corporation may elect to begin a new Extension Period. No interest shall be due and payable during an Extension Period, except at the end thereof. The Corporation must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any Extension Period (or an extension thereof) at least three Business Days prior to the earlier of (i) the date the Distributions on the Capital Securities would have been payable except for the election to begin or extend such Extension Period or (ii) the date the Administrative Trustees are required to give notice to any automated quotation system or to holders of Capital Securities of the record date or the date such Distributions are payable, but in any event not less than three Business Days prior to such record date. The Debenture Trustee shall give notice of the Corporation's election to begin or extend a new Extension Period to the holders of the Capital Securities. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period.

OPTIONAL REDEMPTION

  The Corporation may redeem the Junior Subordinated Debt Securities, in whole or in part, at any time and from time to time, on or after April 15, 2007 upon not less than 30 nor more than 60 days' notice, at par plus accrued and unpaid interest to the redemption date. In addition, the Junior Subordinated Debt Securities may be redeemed by the Corporation at any time, in whole but not in part, in certain circumstances described herein upon the occurrence and continuation of a Tax Event or a Capital Treatment Event, upon not less than 30 nor more than 60 days' notice, within 90 days following the occurrence of such Tax Event or Capital Treatment Event, as the case may be, at par, plus any accrued and unpaid interest thereon to the redemption date. In each case, the right of the Corporation to redeem the Junior Subordinated Debt Securities is subject to the receipt by the Corporation of prior approval from the Federal Reserve, if then required under applicable capital guidelines or policies of the Federal Reserve. See "Description of New Capital Securities-- Mandatory Redemption."

INTEREST

  The Junior Subordinated Debt Securities bear interest at a variable annual rate equal to LIBOR plus 1.00%, from the original date of issuance of the Old Junior Subordinated Debt Securities, payable quarterly in arrears on the 15th day of January, April, July and October of each year, commencing July 15, 1997, to the person in whose name such Junior Subordinated Debt Security is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. The term "interest" as used herein, as such term relates to the Junior Subordinated Debt Securities, includes any compounded interest or Additional Sums or any Additional Distributions payable unless otherwise stated. In the event the Junior Subordinated Debt Securities are not held solely in book-entry only form, the Corporation will select relevant record dates, which shall be 15 days prior to the relevant Interest Payment Date.

  The Bank of New York, as Calculation Agent (the "Calculation Agent"), will calculate the interest rate for each quarterly interest period based on LIBOR determined as of two London Business Days (defined as any day, other than a Saturday or Sunday, on which banks are open for business in London) prior to the first day of such interest period (each, a "Determination Date"). "LIBOR" means, with respect to a quarterly interest period relating to an Interest Payment Date (in the following order of priority):

    (i) the rate (expressed as a percentage per annum) for Eurodollar deposits having a three-month maturity that appears on Telerate Page 3750 as of 11:00 a.m. (London time) on the related Determination Date;

    (ii) if such rate does not appear on Telerate Page 3750 as of 11:00 a.m. (London time) on the related Determination Date, LIBOR will be the arithmetic mean (if necessary rounded upwards to the nearest whole multiple of .00001%) of the rates (expressed as percentages per annum) for Eurodollar deposits having a three-month maturity that appear on Reuters Monitor Money Rates Page LIBO ("Reuters Page LIBO") as of 11:00 a.m. (London time) on such Determination Date;

    (iii) if such rate does not appear on Reuters Page LIBO as of 11:00 a.m. (London time) on the related Determination Date, the Calculation Agent will request the principal London offices of four leading banks in the London interbank market to provide such banks' offered quotations (expressed as percentages per annum) to prime banks in the London interbank market for Eurodollar deposits having a three-month maturity as of 11:00 a.m. (London time) on such Determination Date. If at least two quotations are provided, LIBOR will be the arithmetic mean (if necessary rounded upwards to the nearest whole multiple of .00001%) of such quotations;

    (iv) if fewer than two such quotations are provided as requested in clause (iii) above, the Calculation Agent will request four major New York City banks to provide such banks' offered quotations (expressed as percentages per annum) to leading European banks for loans in Eurodollars as of 11:00 a.m. (London time) on such Determination Date. If at least two such quotations are provided, LIBOR will be the arithmetic mean (if necessary rounded upwards to the nearest whole multiple of .00001%) of such quotations; and

    (v) if fewer than two such quotations are provided as requested in clause
  (iv) above, LIBOR will be LIBOR determined with respect to the interest period immediately preceding such current interest period.

  If the rate for Eurodollar deposits having a three-month maturity that initially appears on Telerate Page 3750 or Reuters Page LIBO, as the case may be, as of 11:00 a.m. (London time) on the related Determination Date is superseded on Telerate Page 3750 or Reuters Page LIBO, as the case may be, by a corrected rate before 12:00 noon (London time) on such Determination Date, the corrected rate as so substituted on the applicable page will be the applicable LIBOR for such Determination Date.

  LIBOR for the initial interest period (commencing upon the original issuance of the Old Junior Subordinated Debt Securities) shall be determined as provided above.

  Absent manifest error, the Calculation Agent's determination of LIBOR and its calculation of the applicable interest rate for each interest period will be final and binding. Investors may obtain the interest rates for the current and preceding interest period by writing or calling the office of Corporate Trust Administration at the Calculation Agent at The Bank of New York, 101 Barclay Street, New York, New York 10286.

  The amount of interest payable for any period will be computed on the basis of the actual number of days elapsed in a year of twelve 30-day months. In the event that any date on which interest is payable on the Junior Subordinated Debt Securities is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on such date.

ADDITIONAL SUMS

  If the Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Corporation will pay as additional amounts on the Junior Subordinated Debt Securities such amounts as shall be required so that the Distributions payable by the Trust shall not be reduced as a result of any such additional taxes, duties or other governmental charges. The Corporation has covenanted in the Indenture that, if and so long as (i) the Trust is the holder of all Junior Subordinated Debt Securities and
(ii) a Tax Event in respect of the Trust has occurred and is continuing, it will pay Additional Sums (as defined under "Description of New Capital Securities--Mandatory Redemption") in respect of such Trust Securities to the Trust.

RESTRICTIONS ON CERTAIN PAYMENTS

  The Corporation has also covenanted that it will not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock

(which includes common and preferred stock), (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Corporation (including Other Debentures) that rank pari passu with or junior in interest to the Junior Subordinated Debt Securities or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including under Other Guarantees) if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debt Securities (other than (a) dividends or distributions in Common Stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto,
(c) payments under the Guarantee, (d) purchases or acquisitions of shares of the Corporation's Common Stock in connection with the satisfaction by the Corporation of its obligations under any employee benefit plan or any other contractual obligation of the Corporation (other than a contractual obligation ranking pari passu with or junior in interest to the Junior Subordinated Debt Securities), (e) as a result of a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock or (f) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged), if at such time (i) there shall have occurred a Debenture Event of Default, (ii) the Corporation shall be in default with respect to its payment of any obligations under the Guarantee or (iii) the Corporation shall have given notice of its election of an Extension Period as provided in the Indenture and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing.

MODIFICATION OF INDENTURE

  From time to time the Corporation and the Debenture Trustee may, without the consent of the holders of Junior Subordinated Debt Securities, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of Junior Subordinated Debt Securities or the holders of the Capital Securities so long as they remain outstanding) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting the Corporation and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of outstanding Junior Subordinated Debt Securities, to modify the Indenture in a manner affecting the rights of the holders of Junior Subordinated Debt Securities; provided, however, that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Debt Security so affected, change the Stated Maturity, or reduce the principal amount of the Junior Subordinated Debt Securities, or reduce the rate or extend the time of payment of interest thereon or reduce the percentage of principal amount of Junior Subordinated Debt Securities, or have certain other effects as set forth in the Indenture.

  In addition, the Corporation and the Debenture Trustee may execute, without the consent of any holder of Junior Subordinated Debt Securities, any supplemental Indenture for the purpose of creating any Other Debentures.

DEBENTURE EVENTS OF DEFAULT

  The Indenture provides that any one or more of the following described events with respect to the Junior Subordinated Debt Securities that has occurred and is continuing constitutes a "Debenture Event of Default":

    (i) failure for 30 days to pay any interest on the Junior Subordinated Debt Securities when due (subject to the deferral of any due date in the case of an Extension Period);

    (ii) failure to pay any principal on the Junior Subordinated Debt Securities when due, whether at maturity, upon redemption, by declaration of acceleration or otherwise;

    (iii) failure to observe or perform in any material respect certain other covenants contained in the Indenture for 90 days after written notice to the Corporation from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of the Junior Subordinated Debt Securities;

    (iv) certain events in bankruptcy, insolvency or reorganization of the Corporation; or

    (v) the voluntary or involuntary dissolution, winding-up or termination of the Trust, except in connection with the distribution of the Junior Subordinated Debt Securities to the holder of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities of the Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration.

  The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debt Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Junior Subordinated Debt Securities may declare the principal due and payable immediately upon a Debenture Event of Default and, should the Debenture Trustee or such holders of Junior Subordinated Debt Securities fail to make such declaration, the holders of at least 25% in aggregate Liquidation Amount of the Capital Securities shall have such right. The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debt Securities may annul such declaration and waive the default if the default (other than the non-payment of the principal of the Junior Subordinated Debt Securities which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee. Should the holders of Junior Subordinated Debt Securities fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the Capital Securities shall have such right.

  The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debt Securities affected thereby may, on behalf of the holders of all the Junior Subordinated Debt Securities, waive any past default, except a default in the payment of principal of or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) on the Junior Subordinated Debt Securities or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debt Security. Should the holders of such Junior Subordinated Debt Securities fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the Capital Securities shall have such right. The Corporation is required to file annually with the Debenture Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under the Indenture.

  In case a Debenture Event of Default shall occur and be continuing, the Property Trustee will have the right to declare the principal of and the interest on the Junior Subordinated Debt Securities, and any other amounts payable under the Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Junior Subordinated Debt Securities.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF CAPITAL SECURITIES

  If a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Corporation to pay interest or principal on the Junior Subordinated Debt Securities on the date such interest or principal is otherwise payable, a holder of Capital Securities may institute a Direct Action. The Corporation may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Capital Securities. If the right to bring a Direct Action is removed following the Exchange Offer, the Trust may become subject to the reporting obligations under the Exchange Act. Notwithstanding any payments made to a holder of Capital Securities by the Corporation in connection with a Direct Action, the Corporation shall remain obligated to pay the principal of and interest on the Junior Subordinated Debt Securities, and the Corporation shall be subrogated to the rights of the holder of such Capital Securities with respect to payments on the Capital Securities to the extent of any payments made by the Corporation to such holder in any Direct Action.

  The holders of the Capital Securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the Junior Subordinated Debt Securities unless there shall have been an Event of Default under the Declaration. See "Description of New Capital Securities--Events of Default; Notice."

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

  The Indenture provides that the Corporation shall not consolidate with or merge with or into any other person or convey, transfer or lease its properties and assets substantially as an entirety to any person, and no person shall consolidate with or merge with or into the Corporation or convey, transfer or lease its properties and assets substantially as an entirety to the Corporation, unless (i) in case the Corporation consolidates with or merges with or into another person or conveys or transfers its properties and assets substantially as an entirety to any person, the successor person is organized under the laws of the United States or any state or the District of Columbia, and such successor person expressly assumes the Corporation's obligations on the Junior Subordinated Debt Securities issued under the Indenture; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing;
(iii) if at the time any Capital Securities are outstanding, such transaction is permitted under the Declaration and the Guarantee and does not give rise to any breach or violation of the Declaration or the Guarantee; and (iv) certain other conditions as prescribed in the Indenture are met.

  The general provisions of the Indenture do not afford holders of the Junior Subordinated Debt Securities protection in the event of a highly leveraged or other transaction involving the Corporation that may adversely affect holders of the Junior Subordinated Debt Securities.

SUBORDINATION

  In the Indenture, the Corporation has covenanted and agreed that any Junior Subordinated Debt Securities issued thereunder shall be subordinate and junior in right of payment to all Senior Debt to the extent provided in the Indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Corporation, the holders of Senior Debt will first be entitled to receive payment in full of principal of and interest, if any, on such Senior Debt before the holders of Junior Subordinated Debt Securities, or the Property Trustee on behalf of the holders, will be entitled to receive or retain any payment or distribution in respect thereof.

  In the event of the acceleration of the maturity of the Junior Subordinated Debt Securities, the holders of all Senior Debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon (including any amounts due upon acceleration) before the holders of the Junior Subordinated Debt Securities will be entitled to receive or retain any payment in respect of the principal of or interest, if any, on the Junior Subordinated Debt Securities.

  In the event that the Corporation shall default in the payment of any principal of or interest, if any, on any Senior Debt when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise, then, unless and until such default shall have been cured or waived or shall have ceased to exist or all Senior Debt shall have been paid, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) shall be made or agreed to be made for principal or interest, if any, on the Junior Subordinated Debt Securities, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the Junior Subordinated Debt Securities.

  "Senior Debt" means (a) the principal of, and premium, if any, and interest on all indebtedness of the Corporation for money borrowed, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, (b) all obligations to make payment pursuant to the terms of financial instruments, such as (i) securities contracts and foreign currency exchange contracts, (ii) derivative instruments, such as swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange agreements, options, commodity futures contracts and commodity options contracts, and (iii) similar financial instruments; except, in the case of both (a) and (b) above, such indebtedness and obligations that are expressly stated to rank junior in right of payment to, or pari passu in right of payment with, the Junior Subordinated Debt Securities, (c) and indebtedness or obligations of others of the kind described in both (a) and (b) above for the payment of which the Corporation is responsible or liable as guarantor or otherwise, and (d) any deferrals, renewals or extensions of any such Senior Debt; provided, however, that Senior Debt shall not be deemed to include (i) any debt of the Corporation which, when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code of 1978, was without recourse to the Corporation, (ii) any debt of the Corporation to any of its subsidiaries, (iii) debt to any employee of the Corporation, (iv) debt which by its terms is subordinated to trade accounts payable or accrued liabilities arising in the ordinary course of business to the extent that payments made to the holders of such debt by the holders of the Junior Subordinated Debt Securities as a result of the subordination provisions of the Indenture would be greater than such payments otherwise would have been as a result of any obligation of such holders of such debt to pay amounts over to the obligees on such trade accounts payable or accrued liabilities arising in the ordinary course of business as a result of subordination provisions to which such debt is subject, (v) trade accounts payable or accrued liabilities arising in the ordinary course of business and (vi) any other debt securities issued pursuant to the Indenture.

  The Indenture places no limitation on the amount of Senior Debt that may be incurred by the Corporation. The Corporation expects from time to time to incur additional indebtedness constituting Senior Debt. At June 30, 1997, the aggregate outstanding Senior Debt of the Corporation was approximately $250 million on an unconsolidated basis. The Indenture also places no limitation on the indebtedness of the Corporation's subsidiaries, which rank senior in right of payment to the Junior Subordinated Debt Securities.

RESTRICTIONS ON TRANSFER

  The New Junior Subordinated Debt Securities will be issued, and may be transferred only, in blocks having aggregate principal amounts of $100,000 and integral multiples of $1,000 in excess thereof. Any transfer, sale or other disposition of New Junior Subordinated Debt Securities in a block having a principal amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such New Junior Subordinated Debt Securities for any purpose, including but not limited to the receipt of payments on such New Junior Subordinated Debt Securities, and such transferee shall be deemed to have no interest whatsoever in such New Junior Subordinated Debt Securities.

GOVERNING LAW

  The Indenture and the Junior Subordinated Debt Securities are governed by and construed in accordance with the laws of the State of New York.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

  The Debenture Trustee has and is subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debt Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

                         DESCRIPTION OF NEW GUARANTEE

  The Old Guarantee was entered into by the Corporation concurrently with the issuance by the Trust of the Old Capital Securities and the Common Securities for the benefit of the holders from time to time of such Old Capital Securities and the Common Securities. As soon as practicable after the date hereof, the Old Guarantee will be exchanged by the Corporation for the New Guarantee. The New Guarantee Agreement has been qualified under the "Trust Indenture Act." This summary of certain provisions of the Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Guarantee, including the definitions therein of certain terms, and the Trust Indenture Act. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Trust Securities. The New Guarantee Agreement is attached as an exhibit to the Registration Statement.

GENERAL

  The Corporation has agreed (and under the New Guarantee will agree) to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined herein) to the holders of the Trust Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense of payment. The following payments with respect to the Trust Securities, to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), will be subject to the
Guarantee: (i) any accrued and unpaid Distributions required to be paid on the Trust Securities, to the extent that the Trust has funds on hand available therefor at such time, (ii) the Redemption Price with respect to Trust Securities called for redemption, to the extent that the Trust has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of the Trust (other than in connection with the distribution of Junior Subordinated Debt Securities to the holders of the Trust Securities or the redemption of all of the Capital Securities) the lesser of (a) the Liquidation Distribution, to the extent the Trust has funds available therefor and (b) the amount of assets of the Trust remaining available for distribution to holders of the Trust Securities upon liquidation of the Trust after satisfaction of liabilities to creditors of the Trust as required by applicable law. The Corporation's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Corporation to the holders of the Trust Securities or by causing the Trust to pay such amounts to such holders.

  The Guarantee is an irrevocable guarantee on a subordinated basis of the Trust's obligations under the Trust Securities, although it will apply only to the extent that the Trust has funds sufficient to make such payments, and is not a guarantee of collection. If the Corporation does not make interest payments on the Junior Subordinated Debt Securities held by the Trust, the Trust will not be able to pay Distributions on the Capital Securities and will not have funds legally available therefor.

  The Guarantee ranks subordinate and junior in right of payment to all Senior Debt. See "--Status of the Guarantee." As a holding company, the Corporation conducts its operations principally through its subsidiaries and, therefore, its principal source of cash, other than its investing and financing activities, is receipt of dividends from the Bank. However, there are legal limitations on the source and amount of dividends that a national bank such as the Bank is permitted to pay. A national bank may pay dividends only to the extent that retained net profits (including the portion transferred to surplus) exceed bad debts (as defined by regulation). Moreover, unless a national bank's surplus fund equals its common capital, dividends may be paid only after 10 percent of its net profits (as defined by regulation) for the specified preceding period have been transferred to the bank's surplus fund. In addition, prior approval of the OCC is required if the total of all dividends declared by a national bank in any calendar year will exceed the sum of that bank's net profits for that year and its retained net profits for the preceding two calendar years, less any required transfers to either surplus or any fund for retirement of any preferred stock. At June 30, 1997, the Bank could have paid approximately $82.4 million in dividends to the Corporation without prior OCC approval. The payment of dividends by the Bank may also be affected by other factors, such as requirements for the maintenance of adequate capital. In addition, the OCC is authorized to determine, under certain circumstances relating to the financial condition of a national bank, whether thepayment of dividends would be an unsafe or unsound banking practice and to prohibit payment thereof. See

"Central Fidelity." The Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Debt, whether under the Indenture, any other indenture that the Corporation may enter into in the future or otherwise.

  Taken together, the Corporation's obligations under the Guarantee, the Declaration, the Junior Subordinated Debt Securities and the Indenture, including the Corporation's obligation to pay the costs, expenses and other liabilities of the Trust (other than the Trust's obligations to the holders of the Trust Securities under the Trust Securities), provide, in the aggregate, a full, irrevocable and unconditional guarantee of all of the Trust's obligations under the Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Capital Securities. See "Relationship Among the Capital Securities, the Junior Subordinated Debt Securities and the Guarantee."

STATUS OF THE GUARANTEE

  The Guarantee constitutes an unsecured obligation of the Corporation and ranks subordinate and junior in right of payment to all Senior Debt in the same manner as Junior Subordinated Debt Securities.

  The Guarantee ranks pari passu with all Other Guarantees issued by the Corporation. The Guarantee constitutes a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Corporation to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). The Guarantee is held for the benefit of the holders of the Trust Securities. The Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Trust or upon distribution to the holders of the Trust Securities of the Junior Subordinated Debt Securities. The Guarantee does not place a limitation on the amount of additional Senior Debt that may be incurred by the Corporation. The Corporation expects from time to time to incur additional indebtedness constituting Senior Debt.

AMENDMENTS AND ASSIGNMENT

  Except with respect to any changes that do not materially adversely affect the rights of holders of the Trust Securities (in which case no vote will be required), the Guarantee may not be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of such outstanding Capital Securities. The manner of obtaining any such approval will be as set forth under "Description of New Capital Securities--Voting Rights; Amendment of the Declaration." All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Corporation and shall inure to the benefit of the holders of the Capital Securities then outstanding.

EVENTS OF DEFAULT

  An event of default under the Guarantee will occur upon the failure of the Corporation to perform any of its payment or other obligations thereunder; provided, however, that except with respect to a default in payment of any Guarantee Payment, the Corporation shall have received notice of default and shall not have cured such default within 60 days after receipt of such notice; and provided, further, that no event of default under the Guarantee shall occur unless an Event of Default under the Declaration or a Debenture Event of Default shall have occurred. The holders of not less than a majority in aggregate Liquidation Amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee.

  Any holder of the Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

  The Corporation, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under the Guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

  The Guarantee Trustee, other than during the occurrence and continuance of a default by the Corporation in performance of the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to the Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of the Trust Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE GUARANTEE

  The Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of the Trust Securities, upon full payment of the amounts payable upon liquidation of the Trust or upon distribution of Junior Subordinated Debt Securities to the holders of the Trust Securities. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Trust Securities must restore payment of any sums paid under the Trust Securities or the Guarantee.

GOVERNING LAW

  The Old Guarantee is and the New Guarantee will be governed by and construed in accordance with the laws of the State of New York.

                         DESCRIPTION OF OLD SECURITIES

  The terms of the Old Securities are identical in all material respects to the New Securities, except that (i) the Old Securities have not been registered under the Securities Act, are subject to certain restrictions on transfer and are entitled to certain rights under the Registration Agreement (which rights will terminate upon consummation of the Exchange Offer, except under limited circumstances); and (ii) the New Capital Securities will not provide for any increase in the Distribution rate thereon. The Old Securities provided that, in the event that the Exchange Offer is not consummated on or prior to November 19, 1997, or in certain limited circumstances, in the event a shelf registration statement (the "Shelf Registration Statement") with respect to the resale of the Old Capital Securities is not declared effective on or prior to November 19, 1997, the interest rate borne by the Old Junior Subordinated Debt Securities would increase by 0.25% per annum, and the Distribution rate borne by the Old Capital Securities would increase by 0.25% per annum, each commencing on November 20, 1997 until the time the Exchange Offer is consummated or any required Shelf Registration Statement is declared effective, as the case may be. The aggregate amount of such additional interest and Distributions payable pursuant to the foregoing provisions will in no event exceed 0.50% per annum. The holders of New Securities are not, and upon consummation of the Exchange Offer the holders of Old Securities will not be, entitled to any such additional interest or Distributions. Accordingly, holders of the Old Capital Securities should review the information set forth under "Risk Factors--Consequences of a Failure to Exchange Old Capital Securities" and "Description of New Capital Securities."

                  RELATIONSHIP AMONG THE CAPITAL SECURITIES,
           THE JUNIOR SUBORDINATED DEBT SECURITIES AND THE GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE

  Payments of Distributions and other amounts due on the Capital Securities (to the extent the Trust has funds available for the payment of such Distributions) are irrevocably guaranteed by the Corporation as and to the extent set forth under "Description of New Guarantee." Taken together, the Corporation's obligations under the Junior Subordinated Debt Securities, the Indenture, the Declaration and the Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Capital Securities. If and to the extent that the Corporation does not make payments on the Junior Subordinated Debt Securities, the Trust will not pay Distributions or other amounts due on the Capital Securities. The Guarantee does not cover payment of Distributions when the Trust does not have sufficient funds to pay such Distributions. In such event, the remedy of a holder of Capital Securities is to institute a Direct Action. The obligations of the Corporation under the Guarantee are subordinate and junior in right of payment to all Senior Debt.

SUFFICIENCY OF PAYMENTS

  As long as payments of interest and other payments are made when due on the Junior Subordinated Debt Securities, such payments will be sufficient to cover Distributions and other payments due on the Capital Securities, primarily because (i) the aggregate principal amount or Redemption Price of the Junior Subordinated Debt Securities will be equal to the sum of the aggregate Liquidation Amount or Redemption Price, as applicable, of the Trust Securities; (ii) the interest rate and interest and other payment dates on the Junior Subordinated Debt Securities will match the Distribution rate and Distribution and other payment dates for the Capital Securities; (iii) the Corporation shall pay for all costs, expenses and liabilities of the Trust except the Trust's obligations to holders of Trust Securities under such Trust Securities; and (iv) the Declaration further provides that the Trust will not engage in any activity that is not consistent with the limited purposes thereof.

  Notwithstanding anything to the contrary in the Indenture, the Corporation has the right to set off any payment it is otherwise required to make thereunder with and to the extent the Corporation has theretofore made, or is concurrently on the date of such payment making, any payment under the Guarantee used to satisfy the related payment of indebtedness under the Indenture.

ENFORCEMENT RIGHTS OF HOLDERS OF CAPITAL SECURITIES

  A holder of any Capital Security may institute a legal proceeding directly against the Corporation to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Trust or any other person or entity.

  A default or event of default under any Senior Debt would not constitute a default or Event of Default under the Declaration. However, in the event of payment defaults under, or acceleration of, Senior Debt, the subordination provisions of the Indenture provide that no payments may be made in respect of the Junior Subordinated Debt Securities until such Senior Debt has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on Junior Subordinated Debt Securities would constitute an Event of Default under the Declaration.

LIMITED PURPOSE OF THE TRUST

  The Capital Securities evidence a beneficial interest in the Trust, and the Trust exists for the sole purpose of issuing the Capital Securities and Common Securities, investing the proceeds of the Trust Securities in Junior Subordinated Debt Securities and engaging in other activities necessary or incidental thereto.

RIGHTS UPON TERMINATION

  Upon any voluntary or involuntary termination, winding-up or liquidation of the Trust involving the liquidation of the Junior Subordinated Debt Securities, after satisfaction of the liabilities of creditors of the Trust as required by applicable law, the holders of the Trust Securities will be entitled to receive, out of assets held by the Trust, the Liquidation Distribution in cash. See "Description of New Capital Securities--Liquidation of the Trust and Distribution of Junior Subordinated Debt Securities." Upon any voluntary or involuntary liquidation or bankruptcy of the Corporation, the Property Trustee, as holder of the Junior Subordinated Debt Securities, would be a subordinated creditor of the Corporation, subordinated in right of payment to all Senior Debt as set forth in the Indenture, but entitled to receive payment in full of principal and interest, before any stockholders of the Corporation receive payments or distributions. Since the Corporation is the guarantor under the Guarantee and has agreed to pay for all costs, expenses and liabilities of the Trust (other than the Trust's obligations to the holders of its Trust Securities), the positions of a holder of Capital Securities and a holder of Junior Subordinated Debt Securities relative to other creditors and to stockholders of the Corporation in the event of liquidation or bankruptcy of the Corporation are expected to be substantially the same.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

  The following is a summary of the principal United States federal income tax consequences of the purchase, ownership and disposition of Capital Securities. Unless otherwise stated, this summary addresses only the tax consequences to a "U.S. Holder" (as defined below) that acquired Old Capital Securities on their original issue at their original offering price and does not address the tax consequences to persons that may be subject to special treatment under United States federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, dealers in securities or currencies, persons that hold Capital Securities as part of a position in a "straddle" or as part of a "hedging", "conversion" or other integrated investment transaction for United States federal income tax purposes, persons whose functional currency is not the United States dollar or persons that do not hold Capital Securities as capital assets. For purposes of this summary, a U.S. Holder is a Securityholder (as defined below) who or that is (i) an individual citizen or resident of the United States, (ii) a domestic corporation or partnership organized under the laws of the United States or any State thereof or the District of Columbia or (iii) an estate or trust the income of which is subject to United States federal income taxation regardless of source.

  The statements of law or legal conclusions set forth in this summary constitute the opinion of Sullivan & Cromwell, special tax counsel to the Corporation and the Trust. This summary is based upon the Internal Revenue Code of 1986, as amended, Treasury Regulations, Internal Revenue Service (the "IRS") rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time. Such changes may be applied retroactively in a manner that could cause the tax consequences to vary substantially from the consequences described below, possibly adversely affecting a beneficial owner of the Capital Securities. In particular, legislation has been proposed that could adversely affect the Corporation's ability to deduct interest on the Junior Subordinated Debt Securities, which may in turn permit the Corporation to cause a redemption of the Capital Securities. See "--Possible Tax Law Changes." The authorities on which this summary is based are subject to various interpretations, and it is therefore possible that the United States federal income tax treatment of the purchase, ownership and disposition of the Capital Securities may differ from the treatment described below.

  INVESTORS ARE ADVISED TO CONSULT WITH THEIR OWN TAX ADVISORS IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES AS TO THE FEDERAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

CLASSIFICATION OF THE JUNIOR SUBORDINATED DEBT SECURITIES AND THE TRUST

  Under current law and assuming compliance with the terms of the Declaration, the Trust will not be classified as an association taxable as a corporation for United States federal income tax purposes. Moreover, the

Trust should be classified as a grantor trust, and if not so classified will be classified as a partnership, for United States federal income tax purposes. As a result, each beneficial owner of Capital Securities (a "Securityholder") that is a U.S. Holder will be required to include in its gross income its pro rata share of the interest income, including OID, paid or accrued with respect to the Junior Subordinated Debt Securities, whether or not cash is actually distributed to the Securityholders. See "--Interest Income and Original Issue Discount," below. The Junior Subordinated Debt Securities will be classified as indebtedness of the Corporation for United States federal income tax purposes.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

  Under applicable Treasury regulations (the "Regulations"), a "remote" contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with OID. The Corporation believes that the likelihood of its exercising its option to defer payments of interest is remote. Based on the foregoing, the Corporation believes that the Junior Subordinated Debt Securities will not be considered to be issued with OID at the time of their original issuance.

  The following discussion assumes that unless and until the Corporation exercises its option to defer interest on the Junior Subordinated Debt Securities, the Junior Subordinated Debt Securities will not be treated as issued with OID other than de minimis OID.

  Under the Regulations, if the Corporation exercised its option to defer any payment of interest, the Junior Subordinated Debt Securities would be treated as reissued with OID, and, thereafter, all stated interest on the Junior Subordinated Debt Securities would be treated as OID as long as the Junior Subordinated Debt Securities remained outstanding. In such event, all of a U.S. Holder's taxable interest income with respect to the Junior Subordinated Debt Securities would be accounted for as OID on an economic accrual basis regardless of such U.S. Holder's method of tax accounting, and actual distributions of stated interest would not be reported separately as taxable income. Consequently, a U.S. Holder would be required to include OID in gross income even though the Corporation would not make any actual cash payments during an Extension Period.

  The Regulations have not been addressed in any rulings or other interpretations by the IRS, and it is possible that the IRS could take the position that the Junior Subordinated Debt Securities were issued with OID at the time of their original issuance.

  Because income on the Capital Securities will constitute interest or OID, corporate U.S. Holders will not be entitled to the dividends-received deduction with respect to any income recognized with respect to the Capital Securities.

  Subsequent uses of the term "interest" in this summary shall include income in the form of OID.

DISTRIBUTION OF THE JUNIOR SUBORDINATED DEBT SECURITIES TO HOLDERS OF CAPITAL SECURITIES

  Under current law, a distribution by the Trust of the Junior Subordinated Debt Securities, as described under the caption "Description of New Capital Securities--Liquidation of the Trust and Distribution of Junior Subordinated Debt Securities," will be non-taxable and will result in a U.S. Holder receiving directly its pro rata share of the Junior Subordinated Debt Securities previously held indirectly through the Trust, with a holding period and aggregate adjusted tax basis equal to the holding period and aggregate adjusted tax basis such U.S. Holder had in its Capital Securities immediately before such distribution. If, however, the liquidation of the Trust were to occur because the Trust was subject to United States federal income tax with respect to income accrued or received on the Junior Subordinated Debt Securities, the distribution of Junior Subordinated Debt Securities to U.S. Holders by the Trust would be a taxable event to the Trust and each U.S. Holder, and each U.S. Holder would recognize gain or loss as if the U.S. Holder had exchanged its Capital Securities for the Junior Subordinated Debt Securities it received upon the liquidation of the Trust. A U.S. Holder will include interest in respect of the Junior Subordinated Debt Securities received from the Trust in the manner described above under "--Interest Income and Original Issue Discount."

SALES OR REDEMPTION OF THE CAPITAL SECURITIES

  Gain or loss will be recognized by a U.S. Holder on a sale, exchange, or other disposition of the Capital Securities (including a redemption for cash) in an amount equal to the difference between the amount realized and the U.S. Holder's adjusted tax basis in the Capital Securities sold or so redeemed. Assuming that the Corporation does not exercise its option to defer payment of interest on the Junior Subordinated Debt Securities, a U.S. Holder's adjusted tax basis in the Capital Securities generally will be its initial purchase price. If the Junior Subordinated Debt Securities are deemed to be issued with OID (as a result of the Corporation's deferral of any interest payment), a U.S. Holder's adjusted tax basis in the Capital Securities generally will be its initial purchase price, increased by OID previously included in such U.S. Holder's gross income to the date of disposition and decreased by distributions or other payments received on the Capital Securities other than payments of stated interest that are not treated as OID. Gain or loss recognized by a U.S. Holder on the Capital Securities generally will be taxable as capital gain or loss (except to the extent any amount realized is treated as a payment of accrued interest with respect to such U.S. Holder's pro rata share of the Junior Subordinated Debt Securities required to be included in income) and generally will be long-term capital gain or loss if the Capital Securities have been held for more than one year.

  Should the Corporation exercise its option to defer any payment of interest on the Junior Subordinated Debt Securities, the Capital Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debt Securities. In the event of such a deferral, a Securityholder that disposes of its Capital Securities between record dates for payments of Distributions (and consequently does not receive a Distribution from the Trust for the period prior to such disposition) will nevertheless be required to include in income as ordinary income accrued but unpaid interest on the Junior Subordinated Debt Securities through the date of disposition and to add such amount to its adjusted tax basis in its Capital Securities disposed of. Such U.S. Holder will recognize a capital loss on the disposition of its Capital Securities to the extent the selling price (which may not fully reflect the value of accrued but unpaid interest) is less than the U.S. Holder's adjusted tax basis in the Capital Securities (which will include accrued but unpaid interest). Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

  The exchange of an Old Capital Security for a New Capital Security should not constitute a taxable exchange.

POSSIBLE TAX LAW CHANGES

  On February 6, 1997, the Budget Proposal was released. If enacted, the Budget Proposal would generally deny interest deductions for interest on an instrument issued by a corporation that has a maximum term of more than 15 years and that is not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument is issued to a related party (other than a corporation), where the holder or some other related party issues a related instrument that is not shown as indebtedness on the corporation's consolidated balance sheet. The above described provision of the Budget Proposal is proposed to be effective generally for instruments issued on or after the date of first Congressional committee action. No such action has yet occurred. If this provision were to apply to the Junior Subordinated Debt Securities, the Corporation would be unable to deduct interest on the Junior Subordinated Debt Securities. Under current law, the Corporation will be able to deduct interest on the Junior Subordinated Debt Securities. There can be no assurance, however, that current or future legislative proposals, if enacted, or final legislation will not affect the ability of the Corporation to deduct interest on the Junior Subordinated Debt Securities. Such a change could give rise to a Tax Event, which may permit the Corporation to cause a redemption of the Capital Securities, as described more fully under "Description of New Capital Securities--Mandatory Redemption" and "Description of New Junior Subordinated Debt Securities--Optional Redemption."

UNITED STATES ALIEN HOLDERS

  For purposes of this discussion, a "United States Alien Holder" is any corporation, individual, partnership, estate or trust that is, as to the United States, a foreign corporation, a non-resident alien individual, a foreign partnership or a non-resident fiduciary of a foreign estate or trust.

  Under current United States federal income tax law, and subject to the discussion of backup withholding below: (i) payments by the Trust or any of its paying agents to any Securityholder who or that is a United States Alien Holder will not be subject to United States federal withholding tax; provided that (a) the Securityholder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Corporation entitled to vote, (b) the Securityholder is not a controlled foreign corporation that is related to the Corporation through stock ownership and (c) either (A) the Securityholder certifies to the Trust or its agent, under penalties of perjury, that it is not a United States holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Capital Security in such capacity, certifies to the Trust or its agent, under penalties of perjury, that such statement has been received from the Securityholder by it or by a Financial Institution holding such security for the Securityholder and furnishes the Trust or its agent with a copy thereof; and (ii) a United States Alien Holder of a Capital Security will not be subject to United States federal withholding tax on any gain realized upon the sale or other disposition of a Capital Security.

  Recently proposed Internal Revenue Service Treasury regulations (the "Proposed Regulations") would provide alternative methods for satisfying the certification requirement described in clause (i)(c) above. The Proposed Regulations also would require, in the case of Capital Securities held by a foreign partnership, that (x) the certification described in clause (i)(c) above be provided by the partners rather than by the foreign partnership and
(y) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. The Proposed Regulations are proposed to be effective for payments made after December 31, 1997. There can be no assurance that the Proposed Regulations will be adopted or as to the provisions that they will include if and when adopted in temporary or final form.

INFORMATION REPORTING TO SECURITYHOLDERS

  Generally, income on the Capital Securities will be reported to Securityholders on Forms 1099, which forms should be mailed to Securityholders by January 31 following each calendar year.

BACKUP WITHHOLDING

  Payments made on, and proceeds from the sale of, the Capital Securities may be subject to a "backup" withholding tax of 31% unless the Securityholder complies with certain certification requirements. Any withheld amounts will be allowed as a credit against the Securityholder's United States federal income tax, provided the required information is furnished to the Internal Revenue Service on a timely basis.

                         CERTAIN ERISA CONSIDERATIONS

  Each fiduciary of a pension, profit-sharing or other employee benefit plan (a "Plan") subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the Capital Securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

  Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code (also "Plans"), from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code ("Parties in Interest") with respect to such Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or
Section 4975 of the Code.

  Under a regulation (the "Plan Assets Regulation") issued by the U.S. Department of Labor (the "DOL"), the assets of the Trust would be deemed to be "plan assets" of a Plan for purposes of ERISA and Section 4975 of the Code if "plan assets" of the Plan were used to acquire an equity interest in the Trust and no exception were applicable under the Plan Assets Regulation. An "equity interest" is defined under the Plan Assets Regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features and specifically includes a beneficial interest in a trust.

  Pursuant to an exception contained in the Plan Assets Regulation, the assets of the Trust would not be deemed to be "plan assets" of investing Plans if, immediately after the most recent acquisition of any equity interest in the Trust, less than 25% of the value of each class of equity interest in the Trust were held by Plans, other employee benefit plans not subject to ERISA or
Section 4975 of the Code (such as governmental, church and foreign plans) and entities holding assets deemed to be "plan assets" of any Plan (collectively, "Benefit Plan Investors"), or if the New Capital Securities were "publicly-offered securities" for purposes of the Plan Assets Regulation. No assurance can be given by the Initial Purchaser that the value of the Capital Securities held by Benefit Plan Investors will be less than 25% of the total value of such Capital Securities at the completion of the initial offering or thereafter, and no monitoring or other measures will be taken with respect to the satisfaction of the conditions to this exception. Furthermore, it is not anticipated that the New Capital Securities would be considered to be "publicly-offered securities" under the Plan Assets Regulation. All of the Common Securities are held by the Corporation.

  Certain transactions involving the Trust could be deemed to constitute direct or indirect prohibited transactions under ERISA and Section 4975 of the Code with respect to a Plan if the Capital Securities were acquired with "plan assets" of such Plan and assets of the Trust were deemed to be "plan assets" of Plans investing in the Trust. For example, if the Corporation is a Party in Interest with respect to an investing Plan (either directly or by reason of its ownership of the Trust or of any of the Corporation's other subsidiaries), extensions of credit between the Corporation and the Trust (as represented by the Junior Subordinated Debt Securities and the Guarantee) would likely be prohibited by Section 406(a)(1)(B) of ERISA and Section 4975(c)(1)(B) of the Code, unless exemptive relief were available under an applicable administrative exemption (see below).

  The DOL has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Capital Securities, assuming that assets of the Trust were deemed to be "plan assets" of Plans investing in the Trust (see above). Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers),

PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers).

  Because the Capital Securities may be deemed to be equity interests in the Trust for purposes of applying ERISA and Section 4975 of the Code, the Capital Securities may not be purchased or held by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14. Any purchaser or holder of the Capital Securities or any interest therein will be deemed to have represented by its purchase and holding thereof that it either (a) is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with "plan assets" of any Plan or (b) is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 with respect to such purchase or holding. Furthermore, to avoid certain prohibited transactions under ERISA and the Code that could result under certain circumstances if the Capital Securities are deemed to be such equity interests, each investing Plan, by purchasing the Capital Securities, will be deemed to have directed the Trust to invest in the Junior Subordinated Debt Securities and to have appointed the Property Trustee.

  Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the Capital Securities on behalf of or with "plan assets" of any Plan consult with their counsel regarding the potential consequences if the assets of the Trust were deemed to be "plan assets" and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14.

                             PLAN OF DISTRIBUTION

  Each Participating Broker-Dealer that receives New Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in certain interpretive letters, the Corporation and the Trust believe that Participating Broker-Dealers, may fulfill their prospectus delivery requirements with respect to the New Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Agreement, the Corporation and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending on the close of business on the first anniversary following the Expiration Date or, if earlier, when all such New Capital Securities have been disposed of by such Participating Broker-Dealer. Any person, including any Participating Broker-Dealer, who is an Affiliate may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. In addition, until October 26, 1997, all dealers effecting transactions in the New Capital Securities may be required to deliver a prospectus.

  The Trust and the Corporation will not receive any proceeds from any sale of New Capital Securities by broker-dealers. New Capital Securities received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Capital Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Capital Securities. Any broker-dealer that resells New Capital Securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Capital Securities may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of New Capital Securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

  For a period of one year after the Expiration Date, the Trust and the Corporation will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Trust and the Corporation have agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the Old Capital Securities) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Old Capital Securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                          VALIDITY OF NEW SECURITIES

  Certain matters of Delaware law relating to the validity of the New Capital Securities will be passed upon by Richards, Layton & Finger, special Delaware counsel to the Corporation and the Trust. The validity of the New Guarantee and the New Junior Subordinated Debt Securities will be passed upon for the Corporation by Sullivan & Cromwell. Sullivan & Cromwell will rely on the opinion of Richards, Layton & Finger as to matters of Delaware law and on the opinion of Williams, Mullen, Christian & Dobbins as to matters of Virginia law. As of June 1, 1997 certain principals of Williams, Mullen, Christian & Dobbins were beneficial owners of an aggregate of approximately 371,762 shares of the Corporation's Common Stock.

                                  ACCOUNTANTS

  The consolidated financial statements of Central Fidelity Banks, Inc. and subsidiaries as of December 31, 1996 and 1995 and for each of the years in the three year period ended December 31, 1996, included in Central Fidelity's 1996 Form 10-K incorporated by reference into this Offering Memorandum, have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent auditors, included in Central Fidelity's 1996 Form 10-K and incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Article 10 of Chapter 9 of Title 13.1 of the Code of Virginia (the "Virginia Code") permits a Virginia corporation to indemnify any director or officer for reasonable expenses incurred in any legal proceeding in advance of final disposition of the proceeding, if the director or officer furnishes the corporation a written statement of his good faith belief that he has met the standard of conduct prescribed by the Virginia Code, and a determination is made by the board of directors that such standard has been met. In a proceeding by or in the right of the corporation, no indemnification shall be made in respect of any matter as to which an officer or director is adjudged to be liable to the corporation, unless the court in which the proceeding took place determines that, despite such liability, such person is reasonably entitled to indemnification in view of all the relevant circumstances. In any other proceeding, no indemnification shall be made if the director or officer is adjudged liable to the corporation on the basis that personal benefit was improperly received by him. Corporations are given the power to make any other or further indemnity, including advance of expenses, to any director or officer that may be authorized by the articles of incorporation or any bylaw made by the shareholders, or any resolution adopted, before or after the event, by the shareholders, except an indemnity against willful misconduct or a knowing violation of the criminal law. Unless limited by its articles of incorporation, indemnification of a director or officer is mandatory when he entirely prevails in the defense of any proceeding to which he is a party because he is or was a director or officer.

  The Articles of Incorporation of Central Fidelity contain provisions indemnifying the directors and officers of Central Fidelity against expenses and liabilities incurred in legal proceedings and authorizing the Board of Directors to advance and reimburse expenses as permitted by law. The Articles of Incorporation of Central Fidelity also eliminate the liability of directors and officers to Central Fidelity or its shareholders for monetary damages in excess of one dollar as permitted by the Virginia Code.

  Under the Amended and Restated Declaration of Trust, Central Fidelity, as depositor of the Trust, has agreed (i) to indemnify and hold harmless each Issuer Trustee and any employee or agent of the Trust or its Affiliates from and against any loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred by such person by reason of the creation, operation or termination of the Trust or any act or omission performed or omitted by such person in good faith on behalf of the Trust and in a manner such person reasonably believes to be within the scope of authority conferred on such person by the Declaration, except that no person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such person by reason of negligence or willful misconduct with respect to such acts or omissions, and (ii) to advance expenses (including legal fees) incurred by such person in defending any claim, demand, action, suit or proceeding, from time to time, prior to the final disposition of such claim, demand, action, suit or proceeding.

ITEM 21. EXHIBITS

 EXHIBIT NO. EXHIBIT NAME
 ----------- ------------
     4.1     --Junior Subordinated Indenture, dated as of April 23, 1997, between the Corporation and The Bank of New York, as Debenture
               Trustee*
     4.2     --Certificate of Trust of Central Fidelity Capital Trust I*
     4.3     --Declaration of Trust of Central Fidelity Capital Trust I*
     4.4     --Amended and Restated Declaration Trust, dated as of April 23,
               1997, of Central Fidelity Capital Trust I*
     4.5     --Form of Capital Security Certificate for Central Fidelity
               Capital Trust I (included in Exhibit 4.4)
     4.6     --Form of New Guarantee Agreement for the benefit of the holders of the Trust Securities*
     4.7     --Form of Junior Subordinated Debt Security (included in Exhibit
               4.1)
     4.8     --Registration Agreement, dated as of April 23, 1997, among the
               Corporation, Central Fidelity Capital Trust I and the Initial
               Purchasers*

 EXHIBIT NO. EXHIBIT NAME
 ----------- ------------
     5.1     --Opinion of Sullivan & Cromwell as to validity of the New Junior
               Subordinated Debt Securities and the New Guarantee to be issued by the Corporation
     5.2     --Opinion of Richards, Layton & Finger, special Delaware counsel, as to validity of the New Capital Securities to be issued by
               Central Fidelity Capital Trust I*
     8       --Opinion of Sullivan & Cromwell as to certain federal income tax matters*
    12       --Statement re: Computation of Consolidated Ratio of Earnings to
               Fixed Charges*
    23.1     --Consent of KPMG Peat Marwick LLP
    23.2     --Consent of Richards, Layton & Finger (included in Exhibit 5.2)
    23.3     --Consent of Sullivan & Cromwell (included in Exhibit 5.1)
    23.4     --Consent of Williams, Mullen, Christian & Dobbins (included in
               Exhibit 5.1)
    24       --Powers of Attorney*
    25.1     --Form T-1 Statement of Eligibility of The Bank of New York to act
               as trustee under the Junior Subordinated Indenture
    25.2     --Form T-1 Statement of Eligibility of The Bank of New York to act
               as trustee under the Amended and Restated Declaration of Trust
    25.3     --Form T-1 Statement of Eligibility of The Bank of New York to act
               as trustee under the New Guarantee Agreement
    99.1     --Form of Letter of Transmittal*
    99.2     --Form of Notice of Guaranteed Delivery*

--------

* Previously filed.

ITEM 22. UNDERTAKINGS

    Each of the undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of a Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) which is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of a Registrant pursuant to the foregoing provisions, or otherwise, each of the Registrants has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    Each of the undersigned Registrants hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

    Each of the undersigned Registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

  Each of the undersigned Registrants hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                  SIGNATURES

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF RICHMOND, VIRGINIA ON JULY 24, 1997.

                                           Central Fidelity Banks, Inc.

                                                /s/ Charles W. Tysinger
                                           ____________________________________
                                                    CHARLES W. TYSINGER
                                                    CHIEF FINANCIAL OFFICER

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS AMENDMENT TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURE                     TITLE                  DATE
              ---------                     -----                  ----

                  *                    Chairman of the          July 24, 1997
-------------------------------------   Board, President
       (LEWIS N. MILLER, JR.)           and Chief Executive
                                        Officer


    /s/ Charles W. Tysinger            Chief Financial          July 24, 1997
-------------------------------------   Officer (Principal
        (CHARLES W. TYSINGER)           Financial Officer)


                  *                    Senior Vice President    July 24, 1997
-------------------------------------   (Principal Accounting
         (JAMES F. CAMPBELL)            Officer)


                  *                    Director                 July 24, 1997
-------------------------------------
          (JAMES F. BETTS)


                  *                    Director                 July 24, 1997
-------------------------------------
         (ALVIN R. CLEMENTS)


                  *                    Director                 July 24, 1997
-------------------------------------
         (PHYLLIS L. COTHRAN)


                  *                    Director                 July 24, 1997
-------------------------------------
         (JACK H. FERGUSON)


                                       Director                 July   , 1997
-------------------------------------
          (THOMAS R. GLASS)


           SIGNATURE                     TITLE                     DATE
           ---------                     -----                     ----

                                        Director                July   , 1997
-------------------------------------
          (GEORGE R. LEWIS)


                  *                     Director                July 24, 1997
-------------------------------------
          (G. BRUCE MILLER)


                  *                     Director                July 24, 1997
-------------------------------------
       (T. JUSTIN MOORE, III)


                  *                     Director                July 24, 1997
-------------------------------------
        (RICHARD L. MORRILL)


                  *                     Director                July 24, 1997
-------------------------------------
       (LLOYD U. NOLAND, III)


                  *                     Director                July 24, 1997
-------------------------------------
     (WILLIAM G. REYNOLDS, JR.)


                  *                     Director                July 24, 1997
-------------------------------------
         (KENNETH S. WHITE)



* Charles W. Tysinger, by signing his name hereto, signs this document on behalf of each of the persons indicated by an asterisk above pursuant to powers of attorney duly executed by such persons and filed herewith with the Securities and Exchange Commission.


July 24, 1997                             By:    /s/ Charles W. Tysinger
                                             ---------------------------------
                                                     CHARLES W. TYSINGER
                                                      ATTORNEY-IN-FACT

  Pursuant to the requirements of the Securities Act of 1933, as amended, Central Fidelity Capital Trust I, has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Virginia on July 24, 1997.


                                          Central Fidelity Capital Trust I

                                          By: Central Fidelity Banks, Inc,
                                              as Depositor


                                              /s/ Charles W. Tysinger
                                          -------------------------------------
                                              NAME: CHARLES W. TYSINGER
                                              TITLE: CORPORATE EXECUTIVE VICE
                                                     PRESIDENT

                                 EXHIBIT INDEX


 EXHIBIT NO.                         EXHIBIT NAME
 -----------                         ------------
     4.1     --Junior Subordinated Indenture, dated as of April 23, 1997, between the Corporation and The Bank of New York, as
               Debenture Trustee*

     4.2     --Certificate of Trust of Central Fidelity Capital Trust I*

     4.3     --Declaration of Trust of Central Fidelity Capital Trust I*

     4.4     --Amended and Restated Declaration Trust, dated as of April
               23, 1997, of Central Fidelity Capital Trust I*

     4.5     --Form of Capital Security Certificate for Central Fidelity
               Capital Trust I (included in Exhibit 4.4)

     4.6 --Form of New Guarantee Agreement for the benefit of the holders of the Trust Securities*

     4.7     --Form of Junior Subordinated Debt Security (included in
               Exhibit 4.1)

     4.8 --Registration Agreement, dated as of April 23, 1997, among the Corporation, Central Fidelity Capital Trust I and the
               Initial Purchasers*

     5.1     --Opinion of Sullivan & Cromwell as to validity of the New
               Junior Subordinated Debt Securities and the New Guarantee to be issued by the Corporation

     5.2 --Opinion of Richards, Layton & Finger, special Delaware counsel, as to validity of the New Capital Securities to be issued by Central Fidelity Capital Trust I*

     8       --Opinion of Sullivan & Cromwell as to certain federal
               income tax matters*

    12       --Statement re: Computation of Consolidated Ratio of
               Earnings to Fixed Charges*

    23.1     --Consent of KPMG Peat Marwick LLP

    23.2     --Consent of Richards, Layton & Finger (included in Exhibit
               5.2)

    23.3     --Consent of Sullivan & Cromwell (included in Exhibit 5.1)

    23.4     --Consent of Williams, Mullen, Christian & Dobbins (included in Exhibit 5.1)

    24       --Powers of Attorney*

    25.1     --Form T-1 Statement of Eligibility of The Bank of New York
               to act as trustee under the Junior Subordinated Indenture

    25.2     --Form T-1 Statement of Eligibility of The Bank of New York
               to act as trustee under the Amended and Restated
               Declaration of Trust

    25.3     --Form T-1 Statement of Eligibility of The Bank of New York
               to act as trustee under the New Guarantee Agreement

    99.1     --Form of Letter of Transmittal*

    99.2     --Form of Notice of Guaranteed Delivery*

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* Previously filed.